UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 16, 2010

iDcentrix, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51263	20-4650531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

LongSheng Village, Tangshan Town, Zhengan District
Dandong City, Liaoning, P.R.China
(Address of principal executive offices)

Telephone – 86-0415-8176321

Rm 1903, 19/F, Hing Yip COMM Centre,
No. 272 Des Voeux Rd, Central, Hong Kong
(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	Continued growth of the Chinese economy;

•	Chinese consumers’ continued movement up the value chain to consume higher-end agricultural products, namely blueberries;

•	Our ability to obtain additional capital in future years to fund our planned expansion;

•	Negative changes in the industries in which our products are sold;

•	Decrease in the availability, or increase in the cost, of raw materials and energy;

•	Economic, political, regulatory, legal and foreign exchange risks associated with our operations; or

•	The loss of key members of our senior management and our qualified sales personnel.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

•
the “Company,” “we,” “us,” and “our” refer to the combined business of (i) iDcentrix, Inc. or “iDcentrix,” a Nevada corporation, (ii) Honour Bond Limited, or “Honour Bond,” a Hong Kong limited company and wholly-owned subsidiary of iDcentrix,  (iii) Shengzheng Zhihao Dongbo Technology Ltd., or “Dongbo Consulting,” a Chinese limited company and wholly-owned subsidiary of Honour Bond, and (iv) Dandong LongSheng Horticulture Technology Co., Ltd., or “Dandong LongSheng,” a Chinese limited company which is effectively and substantially controlled by Dongbo Consulting through a series of captive agreements, as the case may be;

•	“BVI” refers to the British Virgin Islands;

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

•	“PRC,” “China,” and “Chinese,” refer to the People’s Republic of China (excluding Hong Kong and Taiwan);

•	“Renminbi” and “RMB” refer to the legal currency of China;

•	“Securities Act” refers to the Securities Act of 1933, as amended; and

•	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States.

In this current report we are relying on and we refer to information and statistics regarding the agricultural sector and economy in China and that we have obtained from various cited government and institute research publications.  Much of this information is publicly available for free and has not been specifically prepared for us for use or incorporation in this current report on Form 8-K or otherwise.  We have not independently verified such information, and you should not unduly rely upon it.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 16, 2010, we entered into and closed a share exchange agreement, or the Share Exchange Agreement, with Honour Bond Limited, or “Honour Bond,” the shareholders of Honour Bond, Tsoi Tik Man and Dandong LongSheng Horticulture Technology Co., Ltd., or “Dandong LongSheng,” pursuant to which we acquired 100% of the issued and outstanding capital stock of Honour Bond in exchange for 49,870,814 shares of our Common Stock, which constituted 99.74% of our issued and outstanding capital stock as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.  Immediately following the closing of the reverse acquisition of Honour Bond, Joseph Meuse, a former shareholder of Honour Bond, cancelled 110,944 of the shares issued to him in connection with the transaction.  Diamond Award Limited, one of the former shareholders of Honour Bond, is owned and controlled by Tsoi Tik Man, our current director and former controlling shareholder and sole officer.  Diamond Award Limited received 2,446,116 shares of our Common Stock in connection with the share exchange.

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 2.1 to this report, which are incorporated by reference herein.

ITEM 2.01
COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 16, 2010, we completed an acquisition of Honour Bond pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Honour Bond is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

As a result of the acquisition, our consolidated subsidiaries include Honour Bond, our wholly-owned subsidiary which is incorporated under the laws of Hong Kong, Shengzheng Zhihao Dongbo Technology Ltd., or “Dongbo Consulting,” a wholly-owned subsidiary of Honour Bond which is incorporated under the laws of the PRC, and Dandong LongSheng, a limited liability company incorporated under the laws of the PRC which is effectively and substantially controlled by Dongbo Consulting through a series of captive agreements.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on July 16, 2010, we acquired Honour Bond in a reverse acquisition transaction.  Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.  Please note that the information provided below relates to the combined enterprises after the acquisition of Honour Bond, except that information relating to periods prior to the date of the reverse acquisition only relate to Honour Bond and its consolidated subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

Dandong LongSheng Horticulture Technology Co., Ltd. (the "Company" or "Dandong LongSheng") was founded in March of 2008 in the People’s Republic of China.  Our Company was organized to meet the strict supply chain demands of the food and beverage industry for quality high-end agricultural products.  Our offices and growing facilities are located in and around the city of Dandong in Liaoning Province.  Our products consist of a number of blueberry seedling varietals.  Currently, we have the capacity to grow seven million seedlings per year in our 34 greenhouses on five acres of growing facilities.  We sell our seedlings to a number of agricultural enterprises throughout northern China, who then replant them and cultivate them to maturity in blueberry farms.

Our unique cultivation techniques allow us to produce multiple semi-mature blueberry plants from seedlings at far higher efficiencies, survival rates and in shorter periods of time than many of our competitors, contributing to our strong gross margins.  We currently employ approximately 155 individuals.

Our Corporate History and Background

iDcentrix, Inc. (formerly known as Sterling Gold Corp.) was incorporated in the State of Nevada on January 26, 2004.  The original intended business of iDcentrix was the acquisition and exploration of mineral properties.  This business was in the early exploration stage and was focused on the mineral exploration of a certain mining claim which was subsequently abandoned.

On January 31, 2008, iDcentrix consummated a share exchange (the “IDCX Share Exchange”) with all of the shareholders of iDcentrix, Inc., a Delaware corporation (“IDCX”), pursuant to a Share Exchange Agreement, dated January 16, 2008. Pursuant to the IDCX Share Exchange Agreement, the issued and outstanding common shares of IDCX were exchanged on a one-for-one basis for common shares of iDcentrix.  iDcentrix issued 18,762,000 shares of its Common Stock to the former shareholders of IDCX upon consummation of the IDCX Share Exchange.  As a result of the IDCX Share Exchange, IDCX became a wholly-owned subsidiary of iDcentrix, and iDcentrix continued its existence as the surviving corporation.  Further, under the terms of the IDCX Share Exchange Agreement, the Company’s current director and management prior to the IDCX Share Exchange resigned and were replaced with IDCX’s directors and new management.  The acquisition was accounted for as a reverse merger (recapitalization) with IDCX deemed to be the accounting acquirer and iDcentrix deemed to be the legal acquirer.  Following the IDCX Share Exchange, iDcentrix’s new Board of Directors and management adopted the plan of operation of IDCX and abandoned its previous plan of operation regarding the acquisition and exploration of mineral properties.  Following the IDCX Share Exchange, the Company changed its name from “Sterling Gold Corp.” to “iDcentrix, Inc.” and IDCX changed its name to “IDCX Co.”

On October 23, 2009, iDcentrix entered into a stock purchase agreement (the “Belmont Stock Purchase Agreement”) with Belmont Partners, LLC (“Belmont”), whereby Belmont purchased a controlling interest of the Company’s common stock (the “Belmont Purchase Transaction”).  Pursuant to the Belmont Stock Purchase Agreement, Joseph Meuse, a managing member of Belmont, was appointed as a member of the Company’s Board of Directors and to the offices of President and Secretary and all other Directors and officers of the Company resigned.  As of October 28, 2009, the Company changed its plan of business from the development and marketing of high-end security identification cards to seeking to acquire or merge with a revenue-producing company or a company with technology assets.

On April 5, 2010, the Company entered into a Common Stock Purchase Agreement (the “Tsoi Stock Purchase Agreement”) by and among Tsoi Tik Man, Belmont and the Company.  Pursuant to the terms of the Tsoi Stock Purchase Agreement, on April 5, 2010, Tsoi Tik Man acquired from Belmont a controlling interest in the Company’s Common Stock.  Pursuant to the terms of the Tsoi Stock Purchase Agreement, Joseph J. Meuse resigned and Tsoi Tik Man was named as the sole officer and director of the Company.  Concurrent with this change of control, the Company moved its principal executive offices to Rm 1903, 19/F, Hing Yip COMM Centre, No. 272 Des Voeux Rd, Central, Hong Kong.

From its inception until its reverse acquisition of Honour Bond, iDcentrix did not generate any revenue and was a development stage business with limited operations.  As a result of our reverse acquisition of Honour Bond, we are no longer a shell company and active business operations were revived.  We plan to amend our Articles of Incorporation to change our name to “North China Horticulture, Inc.” to reflect the current business of our company.

Acquisition of Honour Bond Limited

On July 16, 2010, we completed a reverse acquisition transaction through a share exchange with Honour Bond and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Honour Bond in exchange for 49,870,814 shares of our Common Stock which constituted 99.74% of our issued and outstanding capital stock as of and immediately after the consummation of the reverse acquisition.  As a result of the reverse acquisition, Honour Bond became our wholly-owned subsidiary and the former shareholders of Honour Bond became our controlling stockholders.  The amount of consideration received by the shareholders of Honour Bond was determined on the basis of arm’s-length negotiations between Honour Bond and iDcentrix.  The share exchange transaction with Honour Bond and the Shareholders was treated as a reverse acquisition, with Honour Bond as the acquirer and iDcentrix as the acquired party.  Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Honour Bond and its consolidated subsidiaries.

Immediately prior to the Share Exchange, the common stock of Honour Bond was owned by the following persons in the indicated percentages: China Blueberry Holdings Limited (58.06%); Advanced Dragon Investments Limited (20.02%); Glory Come Holdings Limited (10.01%); Diwen Wu (2.00%); Diamond Award Limited (4.90%); and Joseph J. Meuse (5.01%).  Guang Zhao, our Chief Executive Officer, Chief Financial Officer and Chairman nominee and the sole shareholder and chairman of Dandong LongSheng, owns 100% of the capital stock of China Blueberry Holdings Limited.  Diamond Award Limited is owned and controlled by Tsoi Tik Man, our current director and former controlling shareholder and sole officer.

As a result of his control of China Blueberry Holdings Limited, Guang Zhao, our Chief Executive Officer, Chief Financial Officer and Chairman nominee, may be considered the beneficial owner of a majority of the capital stock and voting power of iDcentrix, as well as Dandong LongSheng.  Mr. Zhao is also the sole director and officer of Dongbo Consulting and Chairman and President of Honour Bond.

Immediately following the closing of the reverse acquisition of Honour Bond, Joseph Meuse, a former shareholder of Honour Bond, cancelled 110,944 of the shares issued to him in connection with the transaction.

Upon the closing of the reverse acquisition, Tsoi Tik Man, our former President, Secretary and a director, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  In addition, our board of directors on July 16, 2010, appointed Guang Zhao to fill the director vacancy created by such resignation, which appointment will become effective upon the effectiveness of the resignation of Tsoi Tik Man on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, our executive officer was replaced by Guang Zhao upon the closing of the reverse acquisition as indicated in more detail below.

As a result of our acquisition of Honour Bond, we now own all of the issued and outstanding capital stock of Honour Bond, which in turn owns all of the issued and outstanding capital stock of Dongbo Consulting.  In addition, we effectively and substantially control Dandong LongSheng through a series of captive agreements with Dongbo Consulting.  Dandong LongSheng is principally engaged in the production of blueberry seedlings in the PRC.

Honour Bond was established in Hong Kong on January 5, 2010 to serve as an intermediate holding company.  Dongbo Consulting was established in the PRC on March 4, 2010.  Dandong LongSheng, our operating affiliate, was established in the PRC on March 13, 2008.  On March 2, 2010, the local government of the PRC issued a certificate of approval regarding the foreign ownership of Dongbo Consulting by Honour Bond, a Hong Kong entity.

Contractual Arrangements with our Controlled Affiliate and its Shareholder

On March 10, 2010, prior to the reverse acquisition transaction, Dongbo Consulting and Dandong LongSheng and its sole shareholder Guang Zhao entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Dandong LongSheng became Dongbo Consulting’s contractually controlled affiliate.  The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.  The VIE Agreements included:

(1)
an Exclusive Technical Consulting and Service Agreement between Dongbo Consulting and Dandong LongSheng pursuant to which Dongbo Consulting is to provide technical support and consulting services to Dandong LongSheng in exchange for all of the net income after taxes of Dandong LongSheng.

(2)
a Call Option and Cooperation Agreement among Guang Zhao, Dandong LongSheng and Dongbo Consulting under which the sole shareholder of Dandong LongSheng has granted to Dongbo Consulting the irrevocable right and option to acquire all of his equity interests in Dandong LongSheng to the extent permitted by PRC law.  If PRC law limits the percentage of Dandong LongSheng that Dongbo Consulting may purchase at any time, then Dongbo Consulting may repeatedly exercise its option in such increments as may be allowed by PRC law.  The exercise price of the option is the net asset value of Dandong LongSheng at the time of exercise, or the percentage of such net asset value which corresponds to any incremental exercise of the option, or any higher price required by PRC law.  Any such difference between such net asset value and such higher price required by PRC law is, subject to all applicable laws and regulations, to be paid over to Dandong LongSheng.  Dandong LongSheng and its owner agree to refrain from taking certain actions which might harm the value of Dandong LongSheng or Dongbo Consulting’s option, and Dongbo Consulting undertakes to offer necessary financial support to Dandong LongSheng with respect to any losses or capital requirements to the extent permitted by law;

(3)
a Power of Attorney by Guang Zhao pursuant to which Mr. Zhao authorizes Dongbo Consulting to designate someone to exercise all of his shareholder decision rights with respect to Dandong LongSheng, provided that Dandong LongSheng consents to such authorization; and

(4)
an Equity Pledge Agreement between Guang Zhao and Dongbo Consulting under which the sole shareholder of Dandong LongSheng has pledged all of his equity in Dandong LongSheng to Dongbo Consulting to guarantee Dandong LongSheng’s and Guang Zhao’s performance of their obligations under the Exclusive Technical Consulting and Service Agreement, the Call Option and Cooperation Agreement and the Equity Pledge Agreement.

The VIE Agreements with our Chinese affiliate and its shareholder, which relate to critical aspects of our operations, may not be as effective in providing operational control as direct ownership.  In addition, these arrangements may be difficult and costly to enforce under PRC law.  Furthermore, our failure to perform our obligations under the VIE Agreements could give Dandong LongSheng the right to cease performance under or terminate the VIE Agreements and thereby deprive us of the economic benefit of the VIE Agreements from which we derive all of our revenues.  See “Risk Factors - Risks Relating to the VIE Agreements.”

The foregoing description of the terms of the Exclusive Technical Consulting and Service Agreement, the Call Option and Cooperation Agreement, the Power of Attorney and the Equity Pledge Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report, respectively, which are incorporated by reference herein.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

Because of the common control between Honour Bond, Dongbo Consulting and Dandong LongSheng, for accounting purposes, the acquisition of these entities has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities.  The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

Our Corporate Structure

All of our business operations are conducted through our Hong Kong and Chinese subsidiaries and controlled affiliate.  The chart below presents our corporate structure:

Our Industry:

The following industry information has been obtained from various market research reports and publicly available sources. We believe this information to be current and reliable. However, we have not independently verified such information, and you should not unduly rely upon it.

Blueberries are flowering plants of the genus Vaccinium.  Blueberries are either consumed fresh, frozen or processed into food products.  China has historically not been a major producer or consumer of blueberries.  In recent years, Chinese farmers have begun to cultivate blueberries in earnest due to the high price that can be commanded in the market.  Research demonstrating the health benefits associated with blueberry consumption has been followed by increasing global demand and production.

In the U.S. market, the two largest uses for blueberries are baked goods and non-alcoholic beverages.  The following table provides a breakdown of U.S. blueberry processing usage:

There are more than 400 varieties of blueberries in the world with over 200 in China.  Concurrent with increased awareness of health benefits of blueberry consumption, global production has recently increased rapidly driven by robust demand.  In 2008, global production reached roughly 330,000 MMT.  Worldwide blueberry acreage has more than doubled in the past twelve years, from 62,800 acres in 1997 to approximately 145,000 acres in 2009. The majority of that growth came from the western hemisphere, with 50,200 additional acres in South America and 32,000 more acres in North America, primarily in the U.S. and British Columbia.

Total Global Production:

Increased planted acreage has resulted in increased output.  It is anticipated that global blueberry production will nearly quadruple from 2005 levels to over 1.2B lbs by 2012.  North and South America will be major drivers, and production in China is also anticipated to see explosive growth.

Demand:

Blueberry consumption has been increasing over the past 10 years.  In the United States market, consumption has increased 47% from 13 ounces per capita in 1995, to 19 ounces in 2008.   It is estimated that that the global demand for blueberries in 2010 may be as high as 450,000 MMT.  Japan is Asia’s largest importer of blueberries, and currently only produces 7% of its yearly consumption.  Japan currently imports 10 to 14 million tons of U.S.-grown blueberries annually and is expected to become the largest importer of Chinese blueberries in the near future.

The China Blueberry Market:

China’s domestic blueberry industry is in an early stage of development.  There were an estimated 400 to 600 hectares of blueberry fields under cultivation in 2007, located primarily in Jilin, Liaoning and Shandong Provinces.   Due to foreign and domestic investment in blueberry production and government promotion of the industry, the area under cultivation is expected to reach 17,200 hectares by the end of 2010.

Prior to 2004, the Chinese blueberry export market was almost nonexistent.  In 2003, the U.S. imported no blueberries from China.  By 2008, the U.S. was importing 265,000 pounds of Chinese-grown blueberries.  This figure is expected to increase as China continues to increase production of processed blueberries.

The following table provides a breakdown of the blueberry varieties currently produced in China:

Currently the vast majority of China’s blueberries are exported in either frozen or fresh form.  In 2007, domestic consumption accounted for 10% of China’s blueberry production.  As production costs are reduced and supply increases, China can be expected to dramatically increase its domestic consumption of blueberries.

PRC Macroeconomic Drivers:

China’s economic development has been rapid over the past decade:

Along with GDP growth, both urban and rural disposable income per capita have also increased:

As Chinese citizens grow wealthier, we believe they will be more likely to increase their purchases of healthy foods such as blueberries and blueberry products.  With approximately a quarter of the world’s population, China represents a key growth driver for the global fruit food market.  Although China is the largest producer of apples, third largest producer of oranges, and one of the top producers of pears and peaches in the world, per capita fruit juice consumption in China is currently well below that of major developed countries. We believe that improved living standards and growing household disposable income have led to greater health awareness among the population.

Our Competitive Advantages

We believe that our success to date and potential for future growth can be attributed to the following factors:

•
High-Value Plants and Superior Varietals - We produce premium specialty seedlings that yield fruit with high nutrient concentration, potential health benefits and a delicious flavor. Our blueberries are positioned in the high-end market as a premium healthy food.  We specialize in several varietals bred in particular for their high yields, hardiness and quality fruit.

•
Modern Horticulture Techniques – Our technical know-how allows us to produce blueberry seedlings at greater efficiencies than most of our competitors.  Our seedling survival to maturity rate is higher than that of most of our competitors and we are able to cultivate seedlings to saleable maturity in four months, more than a year and a half faster than local farmers.  Our cooperation with the Agriculture Department of Dalian University allows us excellent access to the latest and best growing technology.

•	Geographic Advantage – We are located in Northern China, where the colder climate and soil conditions are well-suited to the high-end varietals of blueberries we cultivate.

•	Experienced Management – Our management team has significant experience in the agriculture, food and beverage industries.

Our Growth Strategy

As a premium specialty agricultural products company in China, we believe we are well positioned to capitalize on future industry growth in China.  We are dedicated to providing seedlings that produce healthy and nutritional premium blueberries. We will implement the following strategies to take advantage of growth opportunities:

•	Increase production capacity: Production of seedlings is a scalable business. We intend to increase production capacity of seedlings to meet the increasing global and local demand for blueberries.

•
Produce downstream products: We believe there is ample opportunity for us to cultivate blueberry plants to fruition.  We plan on expanding into the fresh and frozen blueberry business.  Our management has experience in the processed food and beverage industries and plans to leverage that experience in the future to produce lines of blueberry beverages and food products.

•
Further expand our distribution network to increase the presence of our products throughout the PRC. Our current sales depend heavily on our regional distribution. To support our rapid growth in sales, we plan to further expand our distribution network.

Our Products:

Our products consist of blueberry seedlings of sizes ranging from 2 inches to 8 inches tall.  We sell a variety of blueberry seedlings, including the following varietals: Vaccinium, V. ugilinosum and V. vitis-idaea.  The images below show the cultivation of blueberry seedlings in our greenhouse facilities.

Raw Materials

The principal raw material used in our production is the blueberry seedlings, but our raw materials also include the supplementary materials applied to facilitate seedling growth such as fertilizer. The majority of our raw materials are purchased in our local area.  The table below details our major raw material suppliers in 2009:

Top 5 Suppliers	Amount ($)	Percentage
Dandong Shengyuan Agricultural Co. Ltd	209,847	28%
Fusong Agricultural Nursery	188,572	25%
Dalian Modern Agricultural Co. Ltd	104,153	14%
Changchun Fertilizer Co. Ltd	72,900	10%
Dandong Huatian Agricultural Co. Ltd	56,112	7%
Total	631,584	84%

Sales Channels

We have a sales staff dedicated to generating sales as well as attending sales fairs and trade shows.  Our sales staff is compensated on a salary plus commission basis.  Our customers often seek us out directly as we are well known in the industry as a high quality provider of blueberry seedlings.  Customers are responsible for all costs associated with product pickup and transport arrangements.  In 2008, we sold all of our products to a related party, Yichun Lindu Shanyeguo Development Company, but we have since made efforts to diversify our sales channels.  In 2009, our top four customers accounted for 96% of our total sales.  The table below details our top customers in 2009:

Customer	Amount ($)	Percentage
Qingan County Committee	1,874,686	37%
Changchun Agricultural Development Co., Ltd	1,168,855	23%
Kaiyuan Forestry Center	1,061,925	21%
Dalian Berry Development Co., Ltd	719,060	14%
	4,824,526	96%

Employees

We currently employ a staff of approximately 155 employees. We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities for our operations in the PRC.  According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees and to pay them no less than the local minimum wage.

Department	Staff
Management	2
Administration	2
Accounting	2
Sales	2
Greenhouse Farmers	147
Total	155

Intellectual Property Rights

We protect our intellectual property primarily by maintaining strict control over our production processes.  In addition, for each project, only the personnel associated with the project have access to the related intellectual property.  Access to proprietary data is limited to authorized personnel to prevent unintended disclosure or otherwise using our intellectual property without proper authorization.  We will continue to take steps to protect our intellectual property rights.

Our Facilities and Property

Our facilities are located in Dandong city, Liaoning Province. We lease a total of 34 greenhouses from local farmers. In total, the area covered by the greenhouses is more than 22,000 square meters. The greenhouses are equipped with heaters to maintain optimal growing temperatures in the winter. Each greenhouse has a capacity to plant 500,000 blueberry seedlings.  The greenhouses are leased under state laws, and under a cooperative agreement both parties have agreed on a contract for five years, payable annually. The lease does not include any necessary equipment for growing seedlings. Water and electricity are also to be paid for by the leasing party. The greenhouse must be structurally sound and be able to facilitate a proper growing environment. The tenant is responsible for maintenance of the greenhouse and compensation payments for any damages that may occur, barring any unusual damages. The leasing party has proprietary rights to the equipment during and after the lease period.  Both firms will face monetary penalty for any cancellation of contracts. After the expiration of the contract, the currently leasing party has priority in further contracting.  The leases are made under the name of Guang Zhao, the company’s CEO and Chairman.

Our Facilities:

Competition

Competition in the industry is fierce and we face both domestic and international competition.  We compete with several growers in Northeast China including at least one other publicly-listed Chinese blueberry producer and distributor with production facilities in Jilin province.  We also face export competition from well-established companies located in major blueberry-exporting countries such as Canada, the United States, and Chile.  Many of these companies have larger organizations and are substantially better capitalized than the Company.

Regulation

Because our principal operating affiliate, Dandong LongSheng, is located in the PRC, our business is regulated by the national and local laws of the PRC. We believe our conduct of business complies with existing PRC laws, rules and regulations.

The PRC government has decreed that agricultural entities in China are not required to pay income tax.  While Dandong LongSheng should not be subject to enterprise income tax because of the nature of its business operations, Dongbo Consulting will be required to pay enterprise income tax with respect to its consulting fees received from Dandong LongSheng.

General Regulation of Businesses

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Production Safety Law, the PRC Regulation for Insurance for Labor Injury, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities from time to time, for our operations in the PRC.

According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees. We are required to pay no less than local minimum wages to our employees. We are also required to provide employees with labor safety and sanitation conditions meeting PRC government laws and regulations and carry out regular health examinations of our employees engaged in hazardous occupations.

Foreign Currency Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended (2008). Under these Rules, RMB is freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loan or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, or its local counterparts (as the case may be) is obtained.

Pursuant to the Foreign Currency Administration Rules, foreign invested enterprises, or FIEs, in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a company in China, the acquired company will also become an FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration with, SAFE.

Regulation of Income Taxes

On April 16, 2007, the National People’s Congress of China passed a new Enterprise Income Tax Law, or the New EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Before the implementation of the New EIT Law, FIEs established in the PRC, unless granted preferential tax treatments by the PRC government, were generally subject to an earned income tax, or EIT, rate of 33.0%, which included a 30.0% state income tax and a 3.0% local income tax. The New EIT Law and its implementing rules impose a unified EIT rate of 25.0% on all domestic-invested enterprises and FIEs, unless they qualify under certain limited exceptions.

In addition to the changes to the current tax structure, under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our organization’s global income will be subject to PRC income tax of 25%. For detailed discussion of PRC tax issues related to resident enterprise status, see “Risk Factors – Risks Related to Doing Business in China – Under the New EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.”

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will timely adjust our effective income tax rate when necessary.

Dividend Distribution

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10.0% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50.0% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

The New EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. Dongbo Consulting is considered a FIE and is directly held by our subsidiary Honour Bond in Hong Kong.  According to a 2006 tax treaty between the Mainland and Hong Kong, dividends payable by a FIE in China to the company in Hong Kong who directly holds at least 25% of the equity interests in the FIE will be subject to a no more than 5% withholding tax.  We expect that such 5% withholding tax will apply to dividends paid to Honour Bond by Dongbo Consulting, but this treatment will depend on our status as a non-resident enterprise.

Environmental Matters

Our greenhouse facilities are subject to various pollution control regulations with respect to noise, water and air pollution and the disposal of waste and hazardous materials. We are also subject to periodic inspections by local environmental protection authorities.  We are not currently subject to any pending actions alleging any violations of applicable PRC environmental laws.

Insurance

Insurance companies in China offer limited business insurance products. While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we could face liability from the interruption of our business as summarized under “Risk Factors – Risks Related to Our Business – We do not carry business interruption or other insurance, so we have to bear losses ourselves.”

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Notes Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

We have a short operating history.

We were founded in March 2008.  We may not succeed in implementing our business plan successfully because of competition from domestic and foreign market entrants, failure of the market to accept our products, or other reasons. Therefore, you should not place undue reliance on our past performance as it may not be indicative of our future results.

We face risks related to general domestic and global economic conditions and to the current credit crisis.

Our current operating cash flows provide us with stable funding capacity. However, the current uncertainty arising out of domestic and global economic conditions, including the recent disruption in credit markets, poses a risk to the PRC economy, and may impact our ability to manage normal relationships with our customers, suppliers and creditors. If the current situation deteriorates significantly, our business could be materially negatively impacted, as demand for our products and services may decrease from a slow-down in the general economy, or supplier or customer disruptions may result from tighter credit markets.

Our business is subject to the health of the PRC economy and our growth may be inhibited by the inability of potential customers to fund purchases of our products.

Our products are dependent on the continued growth of agriculture in the PRC.  There is no guarantee that the PRC will continue to invest in agriculture.

In order to grow at the pace expected by management, we will require additional capital to support our long-term growth strategies. If we are unable to obtain additional capital in future years, we may be unable to proceed with our plans and we may be forced to curtail our operations.

We will require additional working capital to support our long-term growth strategies, which includes identifying suitable points of market entry for expansion growing the number of points of sale for our products, so as to enhance our product offerings and benefit from economies of scale. Our working capital requirements and the cash flow provided by future operating activities, if any, may vary greatly from quarter to quarter, depending on the volume of business during the period. We may not be able to obtain adequate levels of additional financing, whether through equity financing, debt financing or other sources. Additional financings could result in significant dilution to our earnings per share or the issuance of securities with rights superior to our current outstanding securities. In addition, we may grant registration rights to investors purchasing our equity or debt securities in the future. If we are unable to raise additional financing, we may be unable to implement our long-term growth strategies, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures on a timely basis.

We sometimes extend credit to our customers.  Failure to collect the trade receivables or untimely collection could affect our liquidity.

We extend credit to some of our customers while generally requiring no collateral. Generally, our customers pay in installments, with a portion of the payment upfront and a portion of the payment after delivery of our products and upon satisfaction of our customer. Sometimes, a small portion of the payment will not be paid until after a certain period following the delivery of such products. We perform ongoing credit evaluations of our customers’ financial condition and generally have no difficulties in collecting our payments. However, if we encounter future problems collecting amounts due from our clients or if we experience delays in the collection of amounts due from our clients, our liquidity could be negatively affected. We believe that we will be able to collect current amounts due from our customers.

If the suppliers from whom we source our raw materials fail to perform their contractual obligations, our ability to provide products to our customers, as well as our ability to obtain future business, may be harmed.

 We have concentration risk in our supply chain as we have recently sourced 74% of our raw materials from one supplier in the first quarter of 2010.  Should we encounter problems with the quality of products or their availability we may be forced to source seedlings and other raw materials from other suppliers, which could adversely affect our profit margins.

If we are unable to attract and retain senior management and qualified technical and sales personnel, our operations, financial condition and prospects will be materially adversely affected.

Our future success depends in part on the contributions of our management team and key technical and sales personnel and our ability to attract and retain qualified new personnel.  In particular, our success depends on the continuing employment of our Chief Executive Officer, Mr. Guang Zhao.  There is significant competition in our industry for qualified managerial, technical and sales personnel and we cannot assure you that we will be able to retain our key senior managerial, technical and sales personnel or that we will be able to attract, integrate and retain other such personnel that we may require in the future. If we are unable to attract and retain key personnel in the future, our business, operations, financial condition, results of operations and prospects could be materially adversely affected.

We do not carry business interruption or other insurance, so we have to bear losses ourselves.

We are subject to risk inherent to our business, including equipment failure, theft, natural disasters, industrial accidents, labor disturbances, business interruptions, property damage, product liability, personal injury and death. We do not carry any business interruption insurance or third-party liability insurance or other insurance to cover risks associated with our business. As a result, if we suffer losses, damages or liabilities, including those caused by natural disasters or other events beyond our control and we are unable to make a claim again a third party, we will be required to bear all such losses from our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

Our quarterly operating results are likely to fluctuate, which may affect our stock price.

Our quarterly revenues, expenses, operating results and gross profit margins vary from quarter to quarter. As a result, our operating results may fall below the expectations of securities analysts and investors in some quarters, which could result in a decrease in the market price of our common stock. The reasons our quarterly results may fluctuate include:

•	variations in the price of blueberry seedlings;

•	changes in the general competitive and economic conditions; and

•	delays in, or uneven timing in the delivery of, customer orders.

Period to period comparisons of our results should not be relied on as indications of future performance.

Our limited ability to protect our intellectual property, and the possibility that our technology could inadvertently infringe technology owned by others, may adversely affect our ability to compete.

We rely on a combination of trade secret laws and confidentiality procedures to protect the technological know-how that comprise much of our intellectual property. We protect our technological know-how pursuant to non-disclosure and non-competition provisions contained in our employment agreements, and agreements with them to keep confidential all information relating to our customers, methods, business and trade secrets during and after their employment with us.  Our employees are also required to acknowledge and recognize that all inventions, trade secrets, works of authorship, developments and other processes made by them during their employment are our property.

A successful challenge to the ownership of our intellectual property could materially damage our business prospects. Our competitors may assert that our technologies or products infringe on their patents or proprietary rights. We may be required to obtain from others licenses that may not be available on commercially reasonable terms, if at all. Problems with intellectual property rights could increase the cost of our products or delay or preclude our new product development and commercialization.  If infringement claims against us are deemed valid, we may not be able to obtain appropriate licenses on acceptable terms or at all.  Litigation could be costly and time-consuming but may be necessary to defend against infringement claims.

Our business may be subject to seasonal and cyclical fluctuations in sales.

We may experience seasonal fluctuations in our revenue in the PRC.  Moreover, our revenues are usually higher in the second and third fiscal quarters due to seasonal purchases.

RISKS RELATING TO THE VIE AGREEMENTS

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

Dongbo Consulting provides support and consulting service to Dandong LongSheng pursuant to the VIE Agreements.  Almost all economic benefits and risks arising from Dandong LongSheng’s operations are transferred to Dongbo Consulting under these agreements.  Details of the VIE Agreements are set out in “DESCRIPTION OF BUSINESS – Contractual Arrangements with our Controlled Affiliate and its Shareholder” above.

There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable.  Our PRC counsel has provided a legal opinion that the VIE Agreements are binding and enforceable under PRC law, but has further advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

•	imposing economic penalties;

•	discontinuing or restricting the operations of Dandong LongSheng or Dongbo Consulting;

•	imposing conditions or requirements in respect of the VIE Agreements with which Dandong LongSheng or Dongbo Consulting may not be able to comply;

•	requiring our company to restructure the relevant ownership structure or operations;

•	taking other regulatory or enforcement actions that could adversely affect our company’s business; and

•	revoking the business licenses and/or the licenses or certificates of Dongbo Consulting, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of Dandong LongSheng, which would have a material adverse impact on our business, financial condition and results of operations.

Our ability to control Dandong LongSheng under the VIE Agreements may not be as effective as direct ownership.

We conduct our blueberry horticulture business in the PRC and generate virtually all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of Dandong LongSheng.  However, the VIE Agreements may not be as effective in providing us with control over Dandong LongSheng as direct ownership.  The VIE Agreements do not provide us with day-to-day control over the operations of Dandong LongSheng.  Under the current VIE arrangements, as a legal matter, if Dandong LongSheng fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control Dandong LongSheng, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

Our failure to perform our obligations under the VIE Agreements could give Dandong LongSheng the right to cease performance under or terminate the VIE Agreements and thereby deprive us of the economic benefit of the VIE Agreements.

Under the terms of the VIE Agreements, our subsidiary Dongbo Consulting is required to provide extensive technical support and consulting services to Dandong LongSheng, and to offer necessary financial support to Dandong LongSheng with respect to any losses or capital requirements to the extent permitted by law.  If we are unable to, or for any other reason fail to perform our obligations as required under the VIE Agreements, Dandong LongSheng may have the legal right to cease performance under or terminate the VIE Agreements.  In such case, we may no longer be entitled to payment of Dandong LongSheng’s net income after taxes and we could lose the entire economic benefit derived from our controlled affiliate Dandong LongSheng from which we derive all of our revenues.

As the VIE Agreements are governed by PRC law, we would be required to rely on PRC law to enforce our rights and remedies under them; PRC law may not provide us with the same rights and remedies as are available in contractual disputes governed by the law of other jurisdictions.

The VIE Agreements are governed by PRC law and provide for the resolution of disputes through the jurisdiction of courts in the PRC.  If Dandong LongSheng or its shareholder fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing Dandong LongSheng or its shareholder to meet their obligations, or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

We generate our revenues through the payments we receive pursuant to the VIE Agreements. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher tax liability, or cause other adverse financial consequences.

Our Shareholders have potential conflicts of interest with our company which may adversely affect our business.

Guang Zhao is our Chief Executive Officer, Chief Financial Officer and Chairman nominee, and is also the sole shareholder of Dandong LongSheng.  There could be conflicts that arise from time to time between our interests and the interests of Mr. Zhao.  There could also be conflicts that arise between us and Dandong LongSheng that would require our shareholders and Dandong LongSheng’s shareholder to vote on corporate actions necessary to resolve the conflict.  There can be no assurance in any such circumstances that Mr. Zhao will vote his shares in our best interest or otherwise act in the best interests of our company.  If Mr. Zhao fails to act in our best interests, our operating performance and future growth could be adversely affected.

We rely on the approval certificates and business license held by Dongbo Consulting and any deterioration of the relationship between Dongbo Consulting and Dandong LongSheng could materially and adversely affect our business operations.

We operate our blueberry horticulture business in China on the basis of the approval certificates, business license and other requisite licenses held by Dongbo Consulting and Dandong LongSheng.  There is no assurance that Dongbo Consulting and Dandong LongSheng will be able to renew their licenses or certificates when their terms expire with substantially similar terms as the ones they currently hold.

Further, our relationship with Dandong LongSheng is governed by the VIE Agreements that are intended to provide us with effective control over the business operations of Dandong LongSheng.  However, the VIE Agreements may not be effective in providing control over the application for and maintenance of the licenses required for our business operations.  Dandong LongSheng could violate the VIE Agreements, go bankrupt, suffer from difficulties in its business or otherwise become unable to perform its obligations under the VIE Agreements and, as a result, our operations, reputations and business could be severely harmed.

If Dongbo Consulting exercises the purchase option it holds over Dandong LongSheng’s share capital pursuant to the VIE Agreements, the payment of the purchase price could materially and adversely affect our financial position.

Under the VIE Agreements, Dandong LongSheng’s shareholder has granted Dongbo Consulting an option for the maximum period of time permitted by law to purchase all of the equity interest in Dandong LongSheng at a price equal to its net asset value at the time of purchase, unless applicable PRC laws and regulations require an appraisal of the equity interest or stipulate other restrictions regarding the purchase price of the equity interest.  Dandong LongSheng’s shareholder also undertook under the VIE Agreements to confer on Dandong LongSheng all the gains from the transfer price after deducting the net asset value corresponding to such equity interest.  As Dandong LongSheng is already our contractually controlled affiliate, Dongbo Consulting’s exercising of the option would not bring immediate benefits to our company, and payment of the purchase prices could adversely affect our financial position.

RISKS RELATED TO DOING BUSINESS IN CHINA

Changes in China's political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in China. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary and affiliate in the PRC.  Our principal operating subsidiary and affiliate, Dongbo Consulting and Dandong LongSheng, respectively, are subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States.  As a result, it could be difficult for investors to effect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations, subsidiary and affiliate.

You may have difficulty enforcing judgments against us.

We are a Nevada holding company, but Honour Bond is a Hong Kong company, and our principal operating affiliate and subsidiary, Dandong LongSheng and Dongbo Consulting, respectively, are located in the PRC.  Most of our assets are located outside the United States and most of our current operations are conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries other than the United States.  A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments predicated on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in RMB and U.S. dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses.

Substantially all of our revenues are earned by Dongbo Consulting, our PRC subsidiary.  PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company.  PRC legal restrictions permit payments of dividends by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital.  Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends.  Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary or affiliate, limit our PRC subsidiary’s and affiliate’s ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds.  Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations.  Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiary and affiliate. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiary’s and affiliate’s ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s and affiliate’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Under the New EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the New EIT Law effective on January 1, 2008, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the New EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment for the 2010 tax year.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties and we make the majority of our sales in China. PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which we are required to do in order to comply with U.S. securities laws.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. Most of our middle and top management staff are not educated and trained in the Western system, and we may have difficulty hiring new employees in the PRC with such training.   As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with Commission rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

RISKS RELATED TO THE MARKET FOR OUR STOCK GENERALLY

Our common stock is quoted on the OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than established trading markets such as the New York Stock Exchange or NASDAQ.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential shareholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable.  However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule required by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Provisions in our Articles of Incorporation and Bylaws or Nevada law might discourage, delay or prevent a change of control of us or changes in our management and, therefore depress the trading price of the common stock.

Nevada corporate law and our Articles of Incorporation and Bylaws contain other provisions that could discourage, delay or prevent a change in control of our Company or changes in its management that our stockholders may deem advantageous. These provisions:

•
deny holders of our common stock cumulative voting rights in the election of directors, meaning that stockholders owning a majority of our outstanding shares of common stock will be able to elect all of our directors;

•	require any stockholder wishing to properly bring a matter before a meeting of stockholders to comply with specified procedural and advance notice requirements; and

•	allow any vacancy on the board of directors, however the vacancy occurs, to be filled by the directors.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur.  Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Our controlling stockholder holds a significant percentage of our outstanding voting securities, which could hinder our ability to engage in significant corporate transactions without its approval.

Mr. Guang Zhao, as the sole director and shareholder of China Blueberry Holdings Limited, is the beneficial owner of approximately 57.9% of our outstanding voting securities. As a result, he possesses significant influence, giving him the ability, among other things, to elect a majority of our board of directors and to authorize or prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Dandong LongSheng Horticulture Technology Co., Ltd. (the “Company” or “Dandong LongSheng”) was founded in March of 2008 in the People’s Republic of China.  Our Company was organized to meet the strict supply chain demands of the food and beverage industry for quality high-end agricultural products.  Our offices and growing facilities are located in and around the city of Dandong in Liaoning Province.  Our products consist of a number of blueberry seedling varietals.  Currently, we have the capacity to grow seven million seedlings per year in our 34 greenhouses on five acres of growing facilities.  We sell our seedlings to a number of agricultural enterprises throughout northern China, who then replant them and cultivate them to maturity in blueberry farms.

Our unique cultivation techniques allow us to produce multiple semi-mature blueberry plants from seedlings at far higher efficiencies, survival rates and in shorter periods of time than many of our competitors, contributing to our strong gross margins.  We currently employ approximately 155 individuals.

Recent Developments

Acquisition of Honour Bond Limited

On July 16, 2010, we completed a reverse acquisition transaction through a share exchange with Honour Bond and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Honour Bond in exchange for 49,870,814 shares of our Common Stock which constituted 99.74% of our issued and outstanding capital stock as of and immediately after the consummation of the reverse acquisition.  As a result of the reverse acquisition, Honour Bond became our wholly-owned subsidiary and the former shareholders of Honour Bond became our controlling stockholders.  The amount of consideration received by the shareholders of Honour Bond was determined on the basis of arm’s-length negotiations between Honour Bond and iDcentrix.  The share exchange transaction with Honour Bond and the Shareholders was treated as a reverse acquisition, with Honour Bond as the acquirer and iDcentrix as the acquired party.  Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Honour Bond and its consolidated subsidiaries.

Immediately prior to the Share Exchange, the common stock of Honour Bond was owned by the following persons in the indicated percentages: China Blueberry Holdings Limited (58.06%); Advanced Dragon Investments Limited (20.02%); Glory Come Holdings Limited (10.01%); Diwen Wu (2.00%); Diamond Award Limited (4.90%); and Joseph J. Meuse (5.01%).  Guang Zhao, our Chief Executive Officer, Chief Financial Officer and Chairman nominee and the sole shareholder and chairman of Dandong LongSheng, owns 100% of the capital stock of China Blueberry Holdings Limited.  Diamond Award Limited is owned and controlled by Tsoi Tik Man, our current director and former controlling shareholder and sole officer.

As a result of his control of China Blueberry Holdings Limited, Guang Zhao, our Chief Executive Officer, Chief Financial Officer and Chairman nominee, may be considered the beneficial owner of a majority of the capital stock and voting power of iDcentrix, as well as Dandong LongSheng.  Mr. Zhao is also the sole director and officer of Dongbo Consulting and Chairman and President of Honour Bond.

Immediately following the closing of the reverse acquisition of Honour Bond, Joseph Meuse, a former shareholder of Honour Bond, cancelled 110,944 of the shares issued to him in connection with the transaction.

Upon the closing of the reverse acquisition, Tsoi Tik Man, our former President, Secretary and a director, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  In addition, our board of directors on July 16, 2010, appointed Guang Zhao to fill the vacancy created by such resignation, which appointment will become effective upon the effectiveness of the resignation of Tsoi Tik Man on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, our executive officer was replaced by Guang Zhao upon the closing of the reverse acquisition as indicated in more detail below.

As a result of our acquisition of Honour Bond, we now own all of the issued and outstanding capital stock of Honour Bond, which in turn owns all of the issued and outstanding capital stock of Dongbo Consulting.  In addition, we effectively and substantially control Dandong LongSheng through a series of captive agreements with Dongbo Consulting.  Dandong LongSheng is principally engaged in the production of blueberry seedlings in the PRC.

Honour Bond was established in Hong Kong on January 5, 2010 to serve as an intermediate holding company.  Dongbo Consulting was established in the PRC on March 4, 2010.  Dandong LongSheng, our operating affiliate, was established in the PRC on March 13, 2008.  On March 2, 2010, the local government of the PRC issued a certificate of approval regarding the foreign ownership of Dongbo Consulting by Honour Bond, a Hong Kong entity.

Contractual Arrangements with our Controlled Affiliate and its Shareholder

On March 10, 2010, prior to the reverse acquisition transaction, Dongbo Consulting and Dandong LongSheng and its sole shareholder Guang Zhao entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Dandong LongSheng became Dongbo Consulting’s contractually controlled affiliate.  The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.  The VIE Agreements included:

(1)
an Exclusive Technical Consulting and Service Agreement between Dongbo Consulting and Dandong LongSheng pursuant to which Dongbo Consulting is to provide technical support and consulting services to Dandong LongSheng in exchange for all of the net income after taxes of Dandong LongSheng.

(2)
a Call Option and Cooperation Agreement among Guang Zhao, Dandong LongSheng and Dongbo Consulting under which the sole shareholder of Dandong LongSheng has granted to Dongbo Consulting the irrevocable right and option to acquire all of his equity interests in Dandong LongSheng to the extent permitted by PRC law.  If PRC law limits the percentage of Dandong LongSheng that Dongbo Consulting may purchase at any time, then Dongbo Consulting may repeatedly exercise its option in such increments as may be allowed by PRC law.  The exercise price of the option is the net asset value of Dandong LongSheng at the time of exercise, or the percentage of such net asset value which corresponds to any incremental exercise of the option, or any higher price required by PRC law.  Any such difference between such net asset value and such higher price required by PRC law is, subject to all applicable laws and regulations, to be paid over to Dandong LongSheng.  Dandong LongSheng and its owner agree to refrain from taking certain actions which might harm the value of Dandong LongSheng or Dongbo Consulting’s option, and Dongbo Consulting undertakes to offer necessary financial support to Dandong LongSheng with respect to any losses or capital requirements to the extent permitted by law;

(3)
a Power of Attorney by Guang Zhao pursuant to which Mr. Zhao authorizes Dongbo Consulting to designate someone to exercise all of his shareholder decision rights with respect to Dandong LongSheng, provided that Dandong LongSheng consents to such authorization; and

(4)
an Equity Pledge Agreement between Guang Zhao and Dongbo Consulting under which the sole shareholder of Dandong LongSheng has pledged all of his equity in Dandong LongSheng to Dongbo Consulting to guarantee Dandong LongSheng’s and Guang Zhao’s performance of their obligations under the Exclusive Technical Consulting and Service Agreement, the Call Option and Cooperation Agreement and the Equity Pledge Agreement.

The VIE Agreements with our Chinese affiliate and its shareholder, which relate to critical aspects of our operations, may not be as effective in providing operational control as direct ownership.  In addition, these arrangements may be difficult and costly to enforce under PRC law.  Furthermore, our failure to perform our obligations under the VIE Agreements could give Dandong LongSheng the right to cease performance under or terminate the VIE Agreements and thereby deprive us of the economic benefit of the VIE Agreements from which we derive all of our revenues.  See “Risk Factors - Risks Relating to the VIE Agreements.”

The foregoing description of the terms of the Exclusive Technical Consulting and Service Agreement, the Call Option and Cooperation Agreement, the Power of Attorney and the Equity Pledge Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report, respectively, which are incorporated by reference herein.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

Because of the common control between Honour Bond, Dongbo Consulting and Dandong LongSheng, for accounting purposes, the acquisition of these entities has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities.  The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

•
Growth in the Chinese Economy - We operate our agricultural facilities in China and derive the majority of our revenues from sales to customers in China. Economic conditions in China, therefore, affect virtually all aspects of our operations, including the demand for our products, the availability and prices of our raw materials and our other expenses. China has experienced significant economic growth, achieving a compound annual growth rate of over 10% in gross domestic product from 1996 through 2008. Concurrent with this growth, domestic demand for our products has also increased. China is expected to experience continued growth in all areas of investment and consumption, even in the face of a global economic recession.

•
Growth of Demand in the Agricultural Products Market – We believe that China’s recent rise in consumption of fruit has been due to China’s economic growth and increased health and wellness consciousness. Management believes that along with increases in disposable income, Chinese consumers will elect to purchase more health foods and fresh fruits, which will benefit our sales.

•
Fluctuations in Raw Material Supply, Prices and Demand for our Products - Our Company’s production costs depend largely on readily available supply price of necessary raw materials which include seedlings, fertilizer, and other growing equipment. Increases in the price of oil directly impact fertilizer prices. Blueberry demand impacts both our raw material costs as well as our sales price. We set our prices according to local market prices for seedlings, which is determined by supply and demand factors in Northern China.

•
PRC Government Policy Promoting the Development of the Agricultural Industry - As part of the PRC’s eleventh five-year plan, local and federal authorities have offered assistance in the form of a variety of subsidies and tax incentives to farmers and agricultural producers with the goal of modernizing China’s agriculture industry and promoting rural affluence.

Results of Operations

Comparison of Three Months Ended March 31, 2010 and 2009 (Unaudited)

The following table sets forth key components of our results of operations during the three months periods ended March 31, 2010 and 2009, both in dollars and as a percentage of our net sales. As Dandong LongSheng was the only entity in our combined business that had operations, the results of operations below refer only to that of Dandong LongSheng.

	Three Months Ended		Three Months Ended
	March 31, 2010		March 31, 2009
		% of Net		% of Net
	Amount	Sales	Amount	Sales
Net Sales	$827,249	100%	$-	-
Cost of sales	116,890	14%	-	-
Gross profit	710,359	86%	-	-
Selling, General and Administrative Expenses	32,742	4%	18,315	-
Operating Income	677,617	82%	(18,315)	-
(Other expense)	(113)	0%	(184)	-
Income Before Income Taxes	677,504	82%	(18,499)	-
Income taxes	-	0%	-	-
Net income	$677,504	82%	$(18,499)	-

Net Sales and Cost of Sales

Our net sales sharply increased to $827,249 in the three months ended March 31, 2010 from $Nil in the same period in 2009.  Our cost of sales increased to $116,890 in the three months ended March 31, 2010 from $Nil in the same period in 2009.  The cost of goods sold per sales ratio changed from 0% to 14%. These increases were mainly due to the rapid growth in our scale and output. We were in an experimental stage in 2008 where each primal seedling was only proliferated into two. However, each seedling could be proliferated into four or five in 2009, as a result of the growth in our experience and technology.  Therefore the level of finished goods in the end of 2009 was higher than 2008.

Gross Profit and Gross Margin

Our gross profit increased to $710,359 in the three months ended March 31, 2010 from $Nil in the same period in 2009. Gross profit as a percentage of net revenue was 86% and Nil for the three months ended March 31, 2010 and 2009, respectively.

Selling, General and Administrative Expenses

Our selling, general and administration expenses increased to $32,742 in the three months ended March 31, 2010 from $18,315 in the same period in 2009. This increase was mainly due to our rapid growth as these costs are proportional to sales.

Other Income (Expenses)

Other expenses decreased to $113 in the three months ended March 31, 2010 from $184 in the same period in 2009. This decrease was mainly due to decrease in our non-operation expenses.

Income before Income Taxes

Our income before income taxes increased to $677,504 in the three months ended March 31, 2010 from a loss of $18,499 in the same period in 2009. This change was mainly due to the increase in sales based on ample finished goods in the end of 2009.

Income Taxes

As all of Dandong LongSheng’s operations are conducted in China, according to the PRC’s new Enterprise Income Tax, we are exempt from paying income taxes because we operate our business in the agriculture industry, which the government encourages and offers special incentives. We benefited from the tax exemption in both 2010 and 2009.

Comparison of Twelve Months Ended December 31, 2009 and December 31, 2008

The following table sets forth key components of our results of operations during the twelve months periods ended December 31, 2009 and 2008, both in dollars and as a percentage of our net sales. As the reverse acquisition of Honour Bond was entered into after December 31, 2009 and during the periods indicated Dandong LongSheng was the only entity in our combined business that had operations, the results of operations below refer only to that of Dandong LongSheng.

	Twelve Months Ended		Twelve Months Ended
	December 31, 2009		December 31, 2008
		% of Net		% of Net
	Amount	Sales	Amount	Sales
Net Sales	$5,008,712	100%	$5,697,871	100%
Cost of sales	1,297,480	26%	2,610,873	46%
Gross profit	3,711,232	74%	3,086,998	54%
Selling, General and Administrative Expenses	581,443	12%	87,250	2%
Compensation to officer	2,471,127	49.3%	0	0%
Operating Income	658,662	13%	2,999,748	53%
Other income	93	0%	222	0%
Income Before Income Taxes	658,755	13%	2,999,970	53%
Income taxes	0	0%	0	0%
Net income	$658,755	13%	$2,999,970	53%

Net Sales. Our net sales decreased to $5,008,712 in the twelve months ended December 31, 2009 from $5,697,871 in the same period in 2008, representing a 14% decrease year-on-year.  This decrease was mainly due to the drop in market price based on greater competition. Our unit price was reduced from approximately $1 per unit in 2008, to approximately $0.7 in 2009.

Cost of Sales. Our cost of sales decreased to $1,297,480 in the twelve months ended December 31, 2009 from $2,610,873 in the same period in 2008.  The cost of goods sold per sales ratio changed from 46% to 26%, mainly due to the improvement in proliferation technology.  We were in an experimental stage in 2008, where each primal seedling was only proliferated into two. However, each seedling could be proliferated into four or five in 2009, as a result of the growth in our experience and technology, and the costs were reduced accordingly.

Gross Profit and Gross Margin. Our gross profit increased to $3,711,232 in the twelve months ended December 31, 2009 from $3,086,998 in the same period in 2008. Gross profit as a percentage of net revenue was 74% and 54% for the twelve months ended December 31, 2009 and 2008, respectively. The slight increase in the gross margin was primarily due greater efficiencies in cost control.

Selling, General and Administrative Expenses. Our selling, general and administration grew to $581,443 in the twelve months ended December 31, 2009 from $87,250 in the same period in 2008. This increase was mainly due to our rapid growth as these costs are proportional to sales.

Other Income. Other income decreased to $93 in the twelve months ended December 31, 2009 from $222 in the same period in 2008. This decrease was mainly due to decrease in our interest income.

Income Before Income Taxes. Our income before income taxes decreased to $658,755 in the twelve months ended December 31, 2009 from $2,999,970 in the same period in 2008. This decrease was mainly due to the additional compensation paid to an officer which amounted to $2,471,127 in 2009.

Income Taxes. According to the PRC’s new Enterprise Income Tax, we are exempt from paying income taxes because we operate our business in the agriculture industry, which the government encourages and offers special incentives. We benefited from the tax holiday in both 2008 and 2009.

Liquidity and Capital Resources

As of March 31, 2010, we had cash and cash equivalents of $106,115, primarily consisting of cash on hand and demand deposits. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report. To date, we have financed our operations primarily through cash flows from operations and equity contributions by our shareholders.

The following table sets forth a summary of our cash flows for the periods indicated:

Cash Flow
(all amounts in U.S. dollars)

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2010	2009	2009	2008
Net cash provided by (used in) operating activities	$(102,670)	$(917,658)	$577,818	$(1,046,059)
Net cash provided by (used in) investing activities	(2,048)	-	(1,566)	(42,758)
Net cash provided by (used in) financing activities	199,891	528,252	(1,045,797)	1,561,270
Effects of Exchange Rate Change in Cash	(358)	599	943	7,449
Net (Decrease) Increase in Cash and Cash Equivalents	94,815	(388,807)	(468,602)	479,902
Cash and Cash Equivalent at Beginning of the Period	11,300	479,902	479,902
Cash and Cash Equivalent at End of the Period	106,115	91,095	11,300	479,902

Operating activities

Net cash used in operating activities was $102,670 for the three months ended March 31, 2010, as compared to $917,658 for the same period in 2009. The change is attributable to the increase in net income for the current period, the increase of $307,575 in inventories, increases of $61,571 in prepaid expenses and other assets, increases of $329,780 in accounts payable and $82,522 in accrued expenses and other current liabilities, and was offset by decreases of $344,509 in accounts receivable and $285,894 in advances to suppliers.

Net cash provided by operating activities was $577,818 for the twelve months ended December 31, 2009, as compared to net cash used in operating activities of $1,046,059 for the same period in 2008. The change is attributable to the increase of $32,786 in accounts receivable, increase of $264,508 in inventories, increase of $3,191 in advances to suppliers, increase of $27,967 in accrued expenses and other current liabilities, and increases of $86,622 in prepaid expenses and other assets, and was offset by a decrease of $327,642 in accounts payable.

Investing activities

Net cash used in investing activities for the three months ended March 31, 2010 was $2,048, as compared to $Nil during the same period of 2009. The change is attributable to the acquisition of property, plant & equipment.

Net cash used in investing activities for the twelve months ended December 31, 2009 was $1,566, as compared to $42,758 net cash used in investing activities during the same period of 2008. The change is attributable to the decrease in acquisition of property, plant and equipment.

Financing activities

Net cash provided by financing activities for the three months ended March 31, 2010 was $199,891, as compared to net cash provided by financing activities of $528,252 in the same period of 2009. The change is attributable to the change in receipts from related parties.

Net cash used in financing activities for the twelve months ended December 31, 2009 was $1,045,797, as compared to net cash provided by financing activities of $1,561,270 in the same period of 2008. The change is attributable to the increase of $116,944 in receipts from outside parties and $1,162,741 in repayments to related parties.

We believe that our cash on hand and cash flow from operations will meet part of our present cash needs and we will require additional cash resources to meet our expected capital expenditure and working capital for the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to ramp up our marketing efforts and increase brand awareness, or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor the price change in travel industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

We may experience seasonal fluctuations in our in some regions in the PRC, based on the seasonal changes in the weather and the tendency of customers to make purchases relating to their apparel suitable for the time of year.  Any seasonality may cause significant pressure on us to monitor the development of materials accurately and to anticipate and satisfy these requirements.  Our highest sales are during the second and third calendar quarters due to the warmer temperatures which better suit the production of blueberries.

Critical Accounting Policies

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the amount of revenues and expenses during the reporting periods.  Management makes these estimates using the best information available at the time the estimates are made.  However, actual results could differ from those results.

Risks and uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts receivable

Accounts receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts, as needed.

The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debt percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate. The allowances for uncollectible amounts for the three months ended March 31, 2010 and the years ended December 31, 2009 and 2008 are nil.

Inventories

Inventories are stated at the lower of cost (determined on a weighted average basis) or market.  The management compares the cost of inventories with the fair market value and an allowance is made for writing down the inventories to fair market value, if lower than the cost.  As of March 31, 2010 and December 31, 2010, the reserves for obsolete inventory are nil.

Revenue recognition

The Company recognizes sales in accordance with the United States Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition”.  The Company recognizes revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured.  Revenue is not recognized until title and risk of loss is transferred to the customer, which occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions have been met.  Deposits or advance payments from customers prior to delivery of goods and passage of title of goods are recorded as advance from customers.

Property, plant and equipment

Property, plant and equipment are recorded at cost.  Gains or losses on disposals are reflected as gain or loss in the year of disposal.  The cost of improvements that extend the life of plant, property, and equipment are capitalized.  These capitalized costs may include structural improvements, equipment, and fixtures.  All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of assets as follows:
	Estimated Useful Life	Residual value
Machinery and equipment	5-10 years	5%
Vehicle	10 years	5%

Impairment of long-lived assets

Long-lived assets, which include property, plant and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the assets. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. No impairment loss is recorded for the three months ended March 31, 2010 and the years ended December 31, 2009 and 2008.

Concentration of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and cash equivalents and accounts and other receivables. As of March 31, 2010, most of the Company's cash and cash equivalents were held by major banks located in the PRC which the Company's management believes are of high credit quality. With respect to accounts receivable, the Company conducts periodic reviews of its customers' financial condition and customer payment practices to minimize collection risk on accounts receivable.

Foreign currency translation

The functional currency of the Company is the Chinese Renminbi (“RMB”). For financial reporting purposes, RMB has been translated into United States dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Income statement accounts are translated at the average rate of exchange prevailing for the period. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income." Gains and losses resulting from foreign currency translation are included in accumulated other comprehensive income.

Earnings per share

Earnings per share are calculated in accordance with the ASC 260, “Earnings per share.” Basic net earnings per share are based upon the weighted average number of common shares outstanding, but excluding shares issued as compensation that have not yet vested. Diluted net earnings per share are based on the assumption that all dilutive convertible shares and stock options were converted or exercised, and that all unvested shares have vested. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Income taxes

The Company accounts for income tax under the provisions of ASC 740, "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, whenever necessary, against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company did not have any deferred tax asset or liabilities in the PRC tax jurisdiction for the three years ended March 31, 2010 and the years ended December 31, 2009 and 2008.

Commencing January 1, 2008, the PRC’s new Enterprise Income Tax ("EIT") law replaced the laws for Domestic Enterprises ("DES") and Foreign Invested Enterprises ("FIEs").  The new standard EIT rate of 25% replaced the 33% rate formerly applicable to both DES and FIEs.

According to the PRC’s new Enterprise Income Tax, the Company is exempt from paying income taxes because it operates its business in the agriculture industry, which the government encourages and offers special incentives.

Fair values of financial instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, accounts payable, accrued expenses, and other loans payable. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

Statements of cash flows

In accordance with ASC 230, "Statements of Cash Flows", cash flows from the Company’s operations is calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent Accounting Pronouncements

In February 2010, FASB issued new standards in ASC 855, Subsequent Event. This amendment removes the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of GAAP. All of the amendments are effective upon issuance of the final update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010. The Company does not expect the adoption of this amendment to have a material impact on its consolidated financial statements.

In January 2010, FASB amended ASC 820 Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company has determined the adoption of this rule does not have a material impact on its financial statements.

In January 2010, FASB amended Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this rule to have a material impact on its financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of July 16, 2010 by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, LongSheng Village, Tangshan Town, Zhengan District, Dandong City, Liaoning, People’s Republic of China.  Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. The information in this table is as of July 16, 2010 based upon 50,000,000 shares of common stock outstanding.

Name and Address of Beneficial Owner	Office, If Any	Amount and Nature of Beneficial Ownership		Percent Common Stock

Guang Zhao	Chief Executive Officer, Chief Financial Officer and Chairman nominee	28,954,026	(1)	57.9%

Tsoi Tik Man Rm 1903, 19/F, Hing Yip COMM Centre, No. 272 Des Voeux Rd, Central, Hong Kong	Director and former President	2,575,302	(2)	5.2%

Joseph Meuse 360 Main Street PO Box 393 Washington, Virginia 22747	Former President	2,385,093	(3)	4.8%

Francine Dubois	Former Chief Executive Officer	0		0%

All officers and directors as a group (4 persons named above)		33,914,421		67.8%

China Blueberry Holdings Limited Akara Bldg., 24 De Castro Street, Wickhams Cay 1, Road Town Tortola, British Virgin Islands		28,954,026	(1)	57.9%

Advanced Dragon Investments Limited Quastisky Building, P.O. Box 4389 Road Town, Tortola British Virgin Islands		9,984,147		20.0%

Glory Come Holdings Limited Room 801-802, Lee Kar Building 4 Carnarvon Road, Tsimshatsui Kowloon, Hong Kong		4,992,073		10.0%

* Less than 1%
- N/A

(1)           Mr. Guang Zhao is the indirect owner of 28,954,026 shares of the Company’s Common Stock by reason of his control of China Blueberry Holdings Limited, a company in which he owns all of its outstanding capital stock.

(2)           2,446,116 of such shares are owned by Diamond Award Limited, a company owned and controlled by Mr. Tsoi.

(3)           Immediately following the closing of the reverse acquisition of Honour Bond, Mr. Meuse, a former shareholder of Honour Bond, cancelled 110,944 of the shares issued to him in connection with the transaction.

Changes in Control

The Company does not have any change of control or retirement arrangements with its executive officers.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:
NAME	AGE	POSITION
Guang Zhao	41	CEO, CFO and Chairman nominee
Tsoi Tik Man	54	Director

Guang Zhao Mr. Zhao has served as Dandong LongSheng’s Chairman since March 2010 and our Chief Executive Officer and Chief Financial Officer since July 16, 2010. Mr. Zhao graduated in 1988 from Tianjin Nankai Cuisine College and holds a Brewing Engineering Certificate. Mr. Zhao has extensive management experience as: Director of Qingan Xueyuan Beverage Co., Ltd from 1990 to 1992, Director of Yichun City Wuyin Zone Beverage Co., Ltd from 1992 to 1996, Chairman of the Board of Yichun City Xueyuan Beverage Co., Ltd since 1996, Chairman of the Board of Xingan Xueyuan Beverage Co., Ltd since 2004, and Chairman of the Board of Yichun Forest Wild Fruit Development Co., Ltd since 2006.

Tsoi Tik Man Mr. Tsoi was the President and Secretary of iDcentrix from April 2010 to July 16, 2010 and has been a director of iDcentrix since April 2010. Mr. Tsoi graduated in 1980 from the University of Scientific and Technology of China, Faculty of Physics, with a bachelor’s degree. From 1981 to 1991, Mr. Tsoi served in Chinese government agencies including the Ministry of Electronics Industry and the Ministry of Labor and Human Resources. From 1991 to 2006, Mr. Tsoi established and acted as President or other senior officer of several companies, including Kong Man Investment Ltd., Dynasty Technology Inc., New Power (China) Investment Ltd., Ever Wealth Investment (Holding) Ltd. and Shenzhen KeTuoDa Development Ltd. In 2006, Mr. Tsoi established China Digital Communication Group Ltd. and has served as its President since such time. In 2008, Mr. Tsoi established and became President of ECO Ltd.

Family Relationships

There is no family relationship among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended December 31, 2009 and 2008

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)	Other ($)		Total ($)
Guang Zhao, Chief Executive	2008(2)	0	0		0	51,240	(3)	51,240	(3)
Officer and Chief Financial Officer	2009(2)	0	0		0	73,200	(3)	73,200	(3)
Yunhe Wang, former Chief	2008(2)	0	0		0	0		0
Executive Officer of Dandong LongSheng	2009(2)	0	2,900,000	(4)	0	0		2,900,000	(4)
Joseph Meuse, former President	2008(5)	0	0		0	0		0
	2009(5)	0	0		0	0		0
Francine Dubois, former Chief	2009(5)	137,697	30,625		74,688	0		243,010
Executive Officer	2010(5)	20,625	28,398		0	0		49,023

(1)
On July 16, 2010, we acquired Honour Bond in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Mr. Guang Zhao became our Chief Executive Officer and Chief Financial Officer.  Prior to the effective date of the reverse acquisition, Tik Man Tsoi, Joseph Meuse and Francine Dubois served as former Presidents or CEOs of iDcentrix.

(2)	Represents compensation paid for the years ended December 31, 2008 and 2009.
(3)	Represents the amounts Mr. Zhao received from Dandong LongSheng as dividend payments prior to the consummation of the reverse acquisition.
(4)
Mr. Wang served as the Chief Executive Officer of Dandong LongSheng from March 2008 until March 2010.  Represents the amounts Mr. Wang received from Dandong LongSheng as a bonus payment prior to the consummation of the reverse acquisition.

(5)	Represents compensation paid for the years ended January 31, 2009 and 2010.

Summary of Employment Agreements and Material Terms

Prior to our reverse acquisition of Honour Bond, Dandong LongSheng, our operating affiliate was a private limited company organized under the laws of the PRC, and in accordance with PRC regulations, the salary of our executives was determined by our shareholders.

Other than the salary and necessary social benefits required by the government, we currently do not provide other benefits to the officers at this time. Our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control.

We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

For the year ended January 31, 2010, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we may compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended January 31, 2010 and currently no compensation arrangements are in place for the compensation of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2008 year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On April 5, 2010, the Company entered into a Common Stock Purchase Agreement (the “Tsoi Stock Purchase Agreement”) by and among Tsoi Tik Man, Belmont Partners, LLC and the Company.  Pursuant to the terms of the Tsoi Stock Purchase Agreement, on April 5, 2010, Tsoi Tik Man acquired from Belmont approximately 53.8% of the Company’s outstanding Common Stock.  In consideration for the sale of the Purchased Stock, Tsoi Tik man paid Belmont $300,000 and the Company agreed to issue to Belmont shares of its common stock such that Belmont would own 10% of the issued and outstanding capital stock of the Company after the closing of a merger transaction with an as of then unidentified target corporation contemplated by the Tsoi Stock Purchase Agreement. Pursuant to the terms of the Tsoi Stock Purchase Agreement, Joseph J. Meuse resigned and Tsoi Tik Man was named as the sole officer and director of the Company.  Joseph J. Meuse, the former President and Secretary and director of the Company, is a managing member of Belmont.

On July 16, 2010, we completed a reverse acquisition transaction through a share exchange with Honour Bond and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Honour Bond in exchange for 49,870,814 shares of our Common Stock which constituted 99.74% of our issued and outstanding capital stock as of and immediately after the consummation of the reverse acquisition.  As a result of the reverse acquisition, Honour Bond became our wholly-owned subsidiary and the former shareholders of Honour Bond became our controlling stockholders.  The amount of consideration received by the shareholders of Honour Bond was determined on the basis of arm’s-length negotiations between Honour Bond and iDcentrix.

Immediately prior to the Share Exchange, the common stock of Honour Bond was owned by the following persons in the indicated percentages: China Blueberry Holdings Limited (58.06%); Advanced Dragon Investments Limited (20.02%); Glory Come Holdings Limited (10.01%); Diwen Wu (2.00%); Diamond Award Limited (4.90%); and Joseph J. Meuse (5.01%).  Guang Zhao, our Chief Executive Officer, Chief Financial Officer and Chairman nominee and the sole shareholder and chairman of Dandong LongSheng, owns 100% of the capital stock of China Blueberry Holdings Limited.  Diamond Award Limited is owned and controlled by Tsoi Tik Man, our current director and former controlling shareholder and sole officer.

On March 10, 2010, prior to the reverse acquisition transaction, Dongbo Consulting and Dandong LongSheng and its sole shareholder Guang Zhao entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Dandong LongSheng became Dongbo Consulting’s contractually controlled affiliate.  The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government.  The VIE Agreements included:

(1)
an Exclusive Technical Consulting and Service Agreement between Dongbo Consulting and Dandong LongSheng pursuant to which Dongbo Consulting is to provide technical support and consulting services to Dandong LongSheng in exchange for all of the net income after taxes of Dandong LongSheng.

(2)
a Call Option and Cooperation Agreement among Guang Zhao, Dandong LongSheng and Dongbo Consulting under which the sole shareholder of Dandong LongSheng has granted to Dongbo Consulting the irrevocable right and option to acquire all of his equity interests in Dandong LongSheng to the extent permitted by PRC law.  If PRC law limits the percentage of Dandong LongSheng that Dongbo Consulting may purchase at any time, then Dongbo Consulting may repeatedly exercise its option in such increments as may be allowed by PRC law.  The exercise price of the option is the net asset value of Dandong LongSheng at the time of exercise, or the percentage of such net asset value which corresponds to any incremental exercise of the option, or any higher price required by PRC law.  Any such difference between such net asset value and such higher price required by PRC law is, subject to all applicable laws and regulations, to be paid over to Dandong LongSheng.  Dandong LongSheng and its owner agree to refrain from taking certain actions which might harm the value of Dandong LongSheng or Dongbo Consulting’s option, and Dongbo Consulting undertakes to offer necessary financial support to Dandong LongSheng with respect to any losses or capital requirements to the extent permitted by law;

(3)
a Power of Attorney by Guang Zhao pursuant to which Mr. Zhao authorizes Dongbo Consulting to designate someone to exercise all of his shareholder decision rights with respect to Dandong LongSheng, provided that Dandong LongSheng consents to such authorization; and

(4)
an Equity Pledge Agreement between Guang Zhao and Dongbo Consulting under which the sole shareholder of Dandong LongSheng has pledged all of his equity in Dandong LongSheng to Dongbo Consulting to guarantee Dandong LongSheng’s and Guang Zhao’s performance of their obligations under the Exclusive Technical Consulting and Service Agreement, the Call Option and Cooperation Agreement and the Equity Pledge Agreement.

Mr. Guang Zhao, the Chief Executive Officer, Chief Financial Officer, Chairman nominee and indirect controlling stockholder of iDcentrix, is the controlling stockholder and Chairman of Dandong LongSheng, our operating affiliate.  Mr. Zhao is also the sole director and officer of Dongbo Consulting and Chairman and President of Honour Bond.

As of June 30, 2010, March 31, 2010, December 31, 2009 and December 31, 2008, Dandong LongSheng had payable balances of $612,954, $610,501, $411,833 and $1,571,292, respectively, due to Dandong LongSheng’s sole owner and Chairman, Mr. Guang Zhao.  These amounts due are generally unsecured, non-interest bearing and due upon demand.

During the year 2008, 100% of Dandong LongSheng’s sales were made to an affiliated Company Yichun Lindu Shanyeguo Development Company, which is owned by Mr. Guang Zhao, the Company’s Chief Executive Officer, Chief Financial Officer, Chairman nominee and controlling stockholder.  The amount of such sales to the related party in 2008 was $5,697,871.  As a result of such sales, Dandong LongSheng had an account receivable outstanding from such related party of $3,701,397 on December 31, 2008, $3,670,409 on December 31, 2009, and $3,670,999 on March 31, 2010. On June 28, 2010, the related party paid off such account receivable in full.  These accounts receivable did not accrue interest and were payable upon demand.

Insider Transactions Policies and Procedures

The Company does not currently have an insider transaction policy.

Director Independence

We currently do not have any independent directors as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded on the OTC Bulletin Board under the ticker symbol “IDCX.”  The following table sets forth the range of high and low bid information for our common stock for each full quarterly period during each of the past two fiscal years. Effective upon the closing of the reverse acquisition of Honour Bond, our year-end was changed to December 31.

	High Bid	Low Bid
For the fiscal year ending on 1-31-11
First Quarter 2-1-10 to 4-30-10	$0.1445	$0.001
For the fiscal year ending on 1-31-10
Fourth Quarter 11-1-09 to 1-31-10	$0.0125	$0.0021
Third Quarter 8-1-09 to 10-31-09	$0.035	$0.002
Second Quarter 5-1-09 to 7-31-09	$0.0998	$0.02
First Quarter 2-1-09 to 4-30-09	$0.12	$0.021
For the fiscal year ending on 1-31-09
Fourth Quarter 11-1-08 to 1-31-09	$0.40	$0.11
Third Quarter 8-1-08 to 10-31-08	$0.65	$0.12
Second Quarter 5-1-08 to 7-31-08	$1.35	$0.30
First Quarter 2-1-08 to 4-30-08	$1.55	$0.35

These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.

Holders

As of July 16, 2010, immediately after to the Share Exchange, there were approximately 69 stockholders of record of the 50,000,000 shares of our common stock.

Dividends

In the past, we have not distributed earnings to shareholders.  Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Substantially all of our revenues are earned by Dandong LongSheng or Dongbo Consulting, our PRC affiliate and subsidiary, respectively. PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company.  PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations.  Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of its annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of its registered capital. Allocations to this statutory reserve fund can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has two stock option plans providing for equity grants to certain directors, employees and consultants of the Company and its subsidiaries:

(i) The 2005 Nonqualified Stock Option Plan (the “2005 Plan”), pursuant to which 10,000,000 shares of common stock may be issued upon the exercise of options; and

(ii) The 2007 Equity Participation Plan of iDcentrix, Inc. (the “2007 Plan”), which the Company assumed as part of the Share Exchange with IDCX, pursuant to which up to 3,400,000 shares of common stock, in the aggregate, may be issued upon exercise of stock options, as well as in the form of restricted stock, performance, dividend equivalent or stock payment awards.

2005 Nonqualified Stock Option Plan

The 2005 Plan is registered on Form S-8, Registration No. 333-126739, and authorizes the issuance of stock options to officers, directors, employees and consultants for services rendered to the Company. The Board of Directors is vested with the power to determine the terms and conditions of the options (e.g., the number of options subject to a grant and the exercise price of the options granted). The plan covers 10,000,000 shares of our common stock.  As of the date hereof, no options had been granted, and there are no options outstanding, under this plan.

The 2007 Equity Participation Plan of IDCX

The 2007 Equity Participation Plan of iDcentrix, Inc., effective May 1, 2007, as amended (the “2007 Plan”), provides for awards in respect of up to 3,400,000 shares of common stock in the form of stock options, as well as restricted stock, performance, dividend equivalent or stock payment awards. iDcentrix assumed the 2007 Plan and all agreements entered into thereunder in connection with the Share Exchange with IDCX. Employees, independent directors and consultants selected by the committee are eligible to receive awards under the 2007 Plan.  Incentive stock options, however, may only be granted to employees and no more than 500,000 shares may be subject to incentive stock options.  A participant may not receive awards in respect of more than 2,000,000 shares, in the aggregate, in one year. As of July 16, 2009, 1,154,000 shares remained available for grant under the 2007 Plan.  As of the date hereof, there are no stock options or other equity award compensation outstanding under this plan.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

In June 2007, the Company consummated a private placement. The Company issued 500,000 common shares for aggregate gross proceeds of $50,000. The shares were issued to one Canadian investor outside the United States pursuant to Regulation S promulgated under the Securities Act. Proceeds from this placement were utilized to cover general and administrative expenses.

On November 6, 2007, the Company granted (i) 500,000 shares of restricted stock to Francine Dubois, (ii) 150,000 shares of restricted stock to Michael Harris, (iii) 150,000 shares of restricted stock to Paul Gifford, and (iv) 120,000 shares of restricted stock to Bruce Morris, pursuant to The 2007 Equity Participation Plan of the Company. Each of Ms. Dubois, Mr. Harris, Mr. Gifford and Mr. Morris was an officer and/or director of IDCX at the time of the grants. The restricted shares were issued pursuant to exemptions under Section 4(2) of the Securities Act of 1933. There were no cash proceeds to IDCX as a result of these grants.

On January 31, 2008, the Company issued an additional 6,500,000 shares of common stock to Fortress Paper Ltd. as consideration for an additional sub-license of certain patented technology to the Company. The shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. There were no cash proceeds to the Company as a result of this issuance.

On January 31, 2008 and February 1, 2008, the Company consummated a private placement. The Company issued 2,842,000 common shares for aggregate gross proceeds of $2,131,500. The shares were issued to investors outside the United States pursuant to Regulation S promulgated under the Securities Act and to accredited investors within the United States pursuant to Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act. Proceeds from this placement were used to cover general and administrative expenses.

On January 31, 2008, the Company consummated a Share Exchange with IDCX pursuant to a Share Exchange Agreement, dated January 16, 2008, by and between the Company, IDCX, all the shareholders of IDCX and Francine Dubois as the shareholder representative. Pursuant to the Share Exchange Agreement, the issued and outstanding common shares of IDCX were exchanged on a one-for-one basis for common shares of the Company. The Company issued 18,762,000 common shares upon closing of the Share Exchange. The common shares were issued to shareholders outside the United States pursuant to Regulation S promulgated under the Securities Act of 1933, and to shareholders within the United States pursuant to the exemption from registration contained in Rule 506 promulgated under the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933.  No cash proceeds were received by the Company with respect to the Share Exchange as a result of this issuance.

On October 28, 2009, the Company issued to Belmont Partners, LLC 36,688,800 shares of the Company’s common stock for net proceeds after offering costs of approximately $86,272.  The shares were issued to an accredited investor within the United States pursuant to Regulation D promulgated under the Securities Act and/or Section 4(2) of the Securities Act.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.00001 per share.  Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters.  Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors.  Shareholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors.  Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.  Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments.  In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.  In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

To the extent that additional shares of our common stock are issued, the relative interests of existing shareholders will be diluted.

As of July 16, 2010, we had a total of 50,000,000 shares of common stock outstanding.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our Bylaws and Articles of Incorporation, the holders of the Company’s common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder:

•
for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or

•	after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•
if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock.  The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquiror, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquiror obtains approval of the target corporation's disinterested stockholders.  The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power.  Once an acquiror crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right.  These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

Although we are not currently subject to these “control share” provisions since we do not conduct business directly or indirectly in Nevada and have less than 100 stockholders of record who are Nevada residents, there can be no assurance that in the future such provisions will not apply to us.

Transfer Agent and Registrar

Our independent stock transfer agent is Pacific Stock Transfer Company.  Their mailing address is 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119, and their phone number is (702) 361-3033.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The current Bylaws of the Company provide that the Company shall indemnify its directors and officers, including payment of expenses as they are incurred and in advance of the final disposition of any action, suit, or proceeding, to the fullest extent permitted under Nevada law.

The Company is permitted by the Bylaws to purchase and maintain insurance on behalf of its officers and directors against any liability and expense incurred in such capacity, whether or not the Company would have the power to indemnify such person against such liability, to the fullest extent permitted under Nevada law.

The Company is incorporated under the laws of the State of Nevada.  Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by:

☐	By the stockholders;

☐	By the board of directors by majority vote of a quorum consisting of directors - who were not parties to the action, suit or proceeding;

☐	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

☐	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:

☐
does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

☐	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On July 16, 2010, we issued 49,870,814 shares of our Common Stock to the shareholders of Honour Bond.  The total consideration for the 49,870,814 shares of our Common Stock was 999 shares of Honour Bond, which is all the issued and outstanding capital stock of Honour Bond.  The number of our shares issued to the shareholders of Honour Bond was determined based on an arms-length negotiation.  The issuance of our shares to the shareholders of Honour Bond was made pursuant to Regulation S under the Securities Act and/or in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

We issued securities in reliance upon Regulation S under the Securities Act.  Each shareholder who received the securities in such instances was not a United States person as defined in Regulation S.  In addition, the Company did not conduct any selling efforts directed at the United States in connection with the offering.  All shares of common stock issued pursuant to Regulation S included a restrictive legend indicating that the shares are being issued pursuant to Regulation S under the Securities Act and are deemed to be “restricted securities.”  As a result, such recipients of the shares will not be able to resell the shares unless in accordance with Regulation S, pursuant to a registration statement, or upon reliance of an applicable exemption from registration under the Securities Act.

We issued securities in reliance upon Rule 506 of Regulation D of the Securities Act. These shareholders who received the securities in such instances made representations that (a) the shareholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the shareholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the shareholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the shareholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the shareholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with Honour Bond, the former shareholders of Honour Bond now own 99.5% of the total outstanding shares of our common stock.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the reverse acquisition, Tsoi Tik Man, our President, Secretary and a director, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  In addition, our board of directors on July 16, 2010, appointed Guang Zhao (Chairman) to fill the vacancy created by such resignation, which appointment will become effective upon the effectiveness of the resignations of Tsoi Tik Man on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, our executive officer was replaced by the executive officer of Dandong LongSheng upon the closing of the reverse acquisition as indicated in more detail above.

For certain biographical and other information regarding the newly appointed officer and director, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03

AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The year-end for Honour Bond is December 31.  On July 16, 2010, the Board of Directors of iDcentrix approved changing the fiscal year-end of iDcentrix from January 31 to December 31 as a result of the reverse acquisition of Honour Bond.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

Prior to the closing of the reverse acquisition, iDcentrix was a “shell company” as defined in Rule 12b-2 of the Exchange Act.  As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, iDcentrix ceased being a shell company upon completion of the reverse acquisition on July 16, 2010.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Business Acquired

Filed herewith are audited financial statements of Dandong Longsheng Horticulture Technology Co., Ltd. for the fiscal years ended December 31, 2009 and 2008 and consolidated financial statements of Honour Bond Limited for the three months ended March 31, 2010 and 2009 (unaudited).

(b)

Pro Forma Financial Information

Filed herewith is the unaudited pro forma condensed consolidated financial information of iDcentrix, Inc. and its subsidiaries for the requisite periods.

(d)

Exhibits

Exhibit No.	Description
2.2.1*
Share Exchange Agreement, dated as of July 16, 2010, among iDcentrix, Inc., Honour Bond Limited, the shareholders of Honour Bond Limited, Tsoi Tik Man and Dandong LongSheng Horticulture Technology Co., Ltd.

3.3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Form SB-2 of the Company filed with the SEC on February 20, 2004)

3.3.2	Certificate of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 8-K of the Company filed with the SEC on March 10, 2008)

4.3.3	Certificate of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 10-Q of the Company filed with the SEC on June 14, 2010)

3.4	Amended and Restated By-Laws (incorporated by reference to Exhibit 99.2 to the Form 8-K of the Company filed with the SEC on February 6, 2008)

10.1*	Exclusive Technical Consulting and Service Agreement, dated March 10, 2010, between Shengzheng Zhihao Dongbo Technology Ltd. and LongSheng Horticulture Technology Co., Ltd. (English translation)

10.2*	Call Option and Cooperation Agreement, dated March 10, 2010, among Guang Zhao, Shengzheng Zhihao Dongbo Technology Ltd. and LongSheng Horticulture Technology Co., Ltd. (English translation)

10.3*	Power of Attorney by Guang Zhao in favor of Shengzheng Zhihao Dongbo Technology Ltd. (English translation)

10.4*	Equity Pledge Agreement, dated March 10, 2010, between Guang Zhao and Shengzheng Zhihao Dongbo Technology Ltd. (English translation)

10.5*	Greenhouse Leasing Agreement (English translation)

10.6*	Land Transfer Contract (English translation)

10.7	2007 Equity Participation Plan of iDcentrix, Inc. (incorporated by reference to Exhibit 99.16 to the Form 8-K of the Company filed with the SEC on February 6, 2008)

10.8	Amendment No. 1 to 2007 Equity Participation Plan of iDcentrix, Inc. (incorporated by reference to Exhibit 10.6 to the Form 10-K of the Company filed with the SEC on May 15, 2008)

10.9	Amendment No. 2 to 2007 Equity Participation Plan of iDcentrix, Inc. (incorporated by reference to Exhibit 10.7 to the Form 10-K of the Company filed with the SEC on May 15, 2008)

10.10	2005 Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Form S-8 of the Company filed with the SEC on July 20, 2005)

10.11
Common Stock Purchase Agreement dated April 5, 2010, by and among Tsoi Tik Man, Belmont Partners, LLC and iDcentrix, Inc. (incorporated by reference to Exhibit 10.1 to the Form 8-K of the Company filed with the SEC on April 9, 2010)

21*	Subsidiaries of the Company

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 16, 2010

iDcentrix, Inc.
(Registrant)

/s/ Guang Zhao
*Signature

Chief Executive Officer and Chief Financial Officer
Title

DANDONG LONGSHENG HORTICULTURE TECHNOLOGY CO., LTD.

FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

DANDONG LONGSHENG HORTICULTURE TECHNOLOGY CO., LTD.

FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm	1

Balance Sheets as of December 31, 2009 and 2008	2

Statements of Income and Other Comprehensive Income
For the years ended December 31, 2009 and 2008	3

Statements of Changes in Shareholders' Equity
For the years ended December 31, 2009 and 2008	4

Statements of Cash Flows
For the years ended December 31, 2009 and 2008	5

Notes to Financial Statements	6 -13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Dandong Longsheng Horticulture Technology Co., Ltd.

We have audited the accompanying balance sheets of Dandong Longsheng Horticulture Technology Co., Ltd. as of December 31, 2009 and 2008, and the related statements of income and other comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2009. Dandong Longsheng Horticulture Technology Co., Ltd.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dandong Longsheng Horticulture Technology Co., Ltd. as of December 31, 2009 and 2008 and the results of its operations, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

FRIEDMAN LLP
FRIEDMAN LLP

Marlton, New Jersey

March 12, 2010

1

DANDONG LONGSHENG HORTICULTURE TECHNOLOGY CO., LTD.
BALANCE SHEETS

	December 31,	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$11,300	$479,902
Accounts receivable, net
- affiliated company	3,670,409	3,701,397
- non-affiliated company	7,388	-
Other receivables, net	100,746	-
Advance to suppliers	3,861	7,037
Inventories, net	616,134	878,600
Prepaid expenses	19,452	33,447
Total current assets	4,429,290	5,100,383

Property, plant and equipment, net	36,882	40,094

TOTAL ASSETS	$4,466,172	$5,140,477

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$158,541	$485,153
Accrued expenses and other payables	50,217	22,180
Due to outside parties	117,007	-
Due to related parties	411,833	1,571,292

Total current liabilities	737,598	2,078,625

TOTAL LIABILITIES	737,598	2,078,625

SHAREHOLDERS’ EQUITY
Registered capital	14,059	14,059
Accumulated other comprehensive income	55,790	47,823
Retained earnings	3,658,725	2,999,970

TOTAL SHAREHOLDERS’ EQUITY	3,728,574	3,061,852

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,466,172	$5,140,477

The accompany notes are an integral part of these consolidated financial statements

2

DANDONG LONGSHENG HORTICULTURE TECHNOLOGY CO., LTD.
STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	For the years ended December 31,
	2009	2008

Net revenues	$5,008,712	$5,697,871
Cost of goods sold	-1,297,480	-2,610,873

Gross profit	3,711,232	3,086,998

Operating expenses:
General and administrative expenses	-581,443	-87,250
Compensation to officer	-2,471,127	-
	-3,052,570	-87,250

Income from operations	658,662	2,999,748

Other income (expenses)
Interest income	108	222
Other expenses	-15	-
Total Other income (expenses)	93	222

Income before income taxes	658,755	2,999,970

Income tax expense	-	-

Income from operations	658,755	2,999,970

Other comprehensive income	7,967	47,823

Comprehensive income	$666,722	$3,047,793

Basic and diluted earnings per share	$7	$30

Weighted average number of shares	100,000	100,000

The accompany notes are an integral part of these consolidated financial statements

3

DANDONG LONGSHENG HORTICULTURE TECHNOLOGY CO., LTD.
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2009 & 2008

	Registered capital	Accumulated other comprehensive income (loss)	Retained earnings (Accumulated deficits)	Total
Balance March 13, 2008	$-	$-	$-	$-

Capital contribution	14,059	-	-	14,059
Foreign currency translation	-	47,823	-	47,823
Net income	-	-	2,999,970	2,999,970

Balance December 31, 2008	$14,059	$47,823	$2,999,970	$3,061,852

Foreign currency translation gain	-	7,967	-	7,967
Net income	-	-	658,755	658,755

Balance December 31, 2009	$14,059	$55,790	$3,658,725	$3,728,574

The accompany notes are an integral part of these consolidated financial statements

4

DANDONG LONGSHENG HORTICULTURE TECHNOLOGY CO., LTD.
STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2009	2008

Cash flows from operating activities:
Net income	$658,755	$2,999,970
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	4,875	3,286
Changes in operating assets and liabilities:
Accounts receivable	32,786	(3,643,954)
Inventories	264,508	(864,964)
Advance to suppliers	3,191	(6,928)
Prepaid expenses and other assets	(86,622)	(32,928)
Accounts payable	(327,642)	477,623
Accrued expenses and other current liabilities	27,967	21,836
Cash provided by (used in) operating activities	577,818	(1,046,059)

Cash flows from investing activities:
Acquisition of property, plant & equipment	(1,566)	(42,758)
Net cash (used in) investing activities	(1,566)	(42,758)

Cash flows from financing activities:
Capital contribution	-	14,363
Receipts from outside parties	116,944	-
Repayments to related parties	(1,162,741)	-
Receipts from related parties	-	1,546,907
Net cash provided by (used in) financing activities	(1,045,797)	1,561,270

Effect of exchange rate changes on cash	943	7,449

Net increase (decrease) in cash and cash equivalents	(468,602)	479,902

Cash and cash equivalents, beginning of the year	479,902	-

Cash and cash equivalents, ending of the year	$11,300	$479,902

SUPPLEMENTARY DISCLOSURE:

Interest paid	$-	$-
Income tax paid	$-	$-

The accompany notes are an integral part of these consolidated financial statements

5

DANDONG LONGSHENG HORTICULTURE TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND 2008

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Dandong Longsheng Horticulture Technology Co., Ltd. (the "Company" or "Dandong Longsheng") is a corporation organized under the laws of People’s Republic of China (“PRC”) in March 2008 with registered capital of RMB 100,000 (approximately $14,059).

The Company is principally engaged in the cultivation and sales of blueberry seedlings.

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the amount of revenues and expenses during the reporting periods.  Management makes these estimates using the best information available at the time the estimates are made.  However, actual results could differ from those results.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts receivable

Accounts receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts, as needed.

The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debt percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate. The allowances for uncollectible amounts for the years ended December 31, 2009 and 2008 are nil.

Inventories

Inventories are stated at the lower of cost (determined on a weighted average basis) or market.  The management compares the cost of inventories with the fair market value and an allowance is made for writing down the inventories to fair market value, if lower than the cost.

6

DANDONG LONGSHENG HORTICULTURE TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue recognition

The Company recognizes sales in accordance with the United States Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition”.  The Company recognizes revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured.  Revenue is not recognized until title and risk of loss is transferred to the customer, which occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions have been met.  Deposits or advance payments from customers prior to delivery of goods and passage of title of goods are recorded as advance from customers.

Property, plant and equipment

Property, plant and equipment are recorded at cost.  Gains or losses on disposals are reflected as gain or loss in the year of disposal.  The cost of improvements that extend the life of plant, property, and equipment are capitalized.  These capitalized costs may include structural improvements, equipment, and fixtures.  All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of assets as follows:

	Estimated Useful Life	Residual value
Machinery and equipment	5-10 years	5%
Vehicle	10 years	5%

Impairment of long-lived assets

Long-lived assets, which include property, plant and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the assets.   If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. No impairment loss is recorded for the years ended June 30, 2009 and 2008.

Concentration of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and cash equivalents and accounts and other receivables. As of December 31, 2009, most of the Company's cash and cash equivalents were held by major banks located in the PRC which the Company's management believes are of high credit quality. With respect to accounts receivable, the Company conducts periodic reviews of its customers' financial condition and customer payment practices to minimize collection risk on accounts receivable.

7

DANDONG LONGSHENG HORTICULTURE TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign currency translation

The functional currency of the Company is the Chinese Renminbi (“RMB”). For financial reporting purposes, RMB has been translated into United States dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Income statement accounts are translated at the average rate of exchange prevailing for the period. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income." Gains and losses resulting from foreign currency translation are included in accumulated other comprehensive income.

Earnings per share

Earnings per share are calculated in accordance with the ASC 260, “Earnings per share.” Basic net earnings per share are based upon the weighted average number of common shares outstanding, but excluding shares issued as compensation that have not yet vested. Diluted net earnings per share are based on the assumption that all dilutive convertible shares and stock options were converted or exercised, and that all unvested shares have vested. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Income taxes
The Company accounts for income tax under the provisions of ASC 740,"Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, whenever necessary, against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company did not have any deferred tax asset or liabilities in the PRC tax jurisdiction for the year ended December 31, 2009 and 2008.

Commencing January 1, 2008, the PRC’s new Enterprise Income Tax ("EIT") law replaced the laws for Domestic Enterprises ("DES") and Foreign Invested Enterprises ("FIEs").  The new standard EIT rate of 25% replaced the 33% rate formerly applicable to both DES and FIEs.

According to the PRC’s new Enterprise Income Tax, the Company is exempt from paying income taxes because it operates its business in the agriculture industry, which the government encourages and offers special incentives.

Fair values of financial instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, accounts payable, accrued expenses, and other loans payable. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

8

DANDONG LONGSHENG HORTICULTURE TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND 2008

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Statements of cash flows

In accordance with ASC 230, "Statements of Cash Flows", cash flows from the Company’s operations is calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent accounting pronouncements

In October 2009, the FASB issued ASU 2009-13 (EITF No. 08-1) which amends ASC 605-25 “Revenue Recognition—Multiple-Element Arrangements”. ASU 2009-13 amends ASC 605-25 to eliminate the requirement that all undelivered elements have Vendor Specific Objective Evidence (VSOE) or Third Party Evidence (TPE) before an entity can recognize the portion of an overall arrangement fee that is attributable to items that already have been delivered. In the absence of VSOE or TPE of the standalone selling price for one or more delivered or undelivered elements in a multiple-element arrangement, the overall arrangement fee will be allocated to each element (both delivered and undelivered items) based on their relative estimated selling prices. Application of the “residual method” of allocating an overall arrangement fee between delivered and undelivered elements will no longer be permitted upon adoption of ASU 2009-13. The provisions of ASU 2009-13 will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption will be permitted. The Company is currently evaluating the effect of adoption of the provisions of the ASU 2009-13 on the Company’s financial Statements.

In August 2009, the FASB issued ASU 2009-05 which amends Subtopic 820-10 “Fair Value Measurements and Disclosures” for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value utilizing one or more of the following techniques (1) a valuation technique that uses the quoted market price of an identical liability or similar liabilities when traded as assets; or (2) another valuation technique that is consistent with the principles of Topic 820, such as a present value technique or a market approach. The provisions of ASU No. 2009-05 are effective for the first reporting period (including the interim periods) beginning after issuance. The provisions of ASU No. 2009-05 will be effective for interim and annual periods beginning after August 27, 2009.  Adoption of ASC 820 is not expected to have a material impact on the Company’s results of operations or financial position.

In June 2009, the FASB issued ASC 105, the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162. The FASB Accounting Standards Codification TM (“Codification”) will become the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of ASC 105, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. ASC 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Adoption of ASC 105 is not expected to have a material impact on the Company’s results of operations or financial position.

9

DANDONG LONGSHENG HORTICULTURE TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND 2008

NOTE 3 - CONCENTRATION AND RISKS

(a)  Concentration risk

A summary of the major clients who accounted for 10% or more of the Company’s sales are as follows:

	For the years ended December 31,
	2009	2008
Major Clients' sales
Affiliated Company	$-	$5,697,871
Client A	1,874,686	-
Client B	1,168,855	-
Client C	1,061,925	-
Client D	719,060	-
Other clients	184,186	-
Total Sales	$5,008,712	$5,697,871

A summary of the major suppliers who provided 10% or more of the Company’s purchases are as follows:
	For the years ended December 31,
	2009	2008
Major Suppliers
Supplier A	$-	$1,816,223
Supplier B	209,846	348,996
Supplier C	188,572	258,537
Supplier D	104,153	193,903
Other suppliers	247,638	501,319
Total Purchase	$750,209	$3,118,978

(b) Credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. The Company places its cash, cash equivalents with financial institutions that management believes are of high-credit ratings and quality.

The Company has not experienced significant losses from uncollectible accounts. The Company will continue to evaluate its collection experience and will provide for an allowance for doubtful accounts as appropriate.

(c) Foreign currency risk

A majority of the Company’s sales and expenses transactions and a significant portion of the Company’s assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

10

DANDONG LONGSHENG HORTICULTURE TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND 2008

NOTE 3 - CONCENTRATION AND RISKS (Continued)

(d) Country and Political risk

The Company’s operations are all carried out in the PRC.  Accordingly, The Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe.  These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange.  The Company’s results of operations may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 4 – ACCOUNTS RECEIVABLE

Accounts receivable consists of trade receivables resulting from sales of products during the normal course of business. Accounts receivable as of December 31, 2009 and 2008 amounted to $3,677,797 and $3,701,397, net of allowance, respectively. The Company has sales to affiliated Company Yichun Lindu Shanyeguo Development Company in 2008 only. The major account receivable is from affiliated Company. The management considered all accounts receivable collectible and no allowance was made for the years ended December 31, 2009 and 2008.

The Accounts receivable has the following breakdown between affiliated Company and non-affiliated Company:
	As of December 31,
	2009	2008
Accounts Receivable
From Affiliated Company	$3,670,409	$3,701,397
From Outside Company	7,388	-

Total Accounts receivable	$3,677,797	$3,701,397

NOTE 5 – OTHER RECEIVABLES

Other receivables are mainly composed of advance to employees for the daily operation of business. Other receivable as of December 31, 2009 and 2008 amounted to $100,746 and nil, respectively.

NOTE 6 - INVENTORIES

Inventories consist of the following as of December 31, 2009 and 2008:
	2009	2008
Raw mateirals	$8,732	$98,888
Finished goods	174,077	186,129
Work-in-process	433,325	593,583
Total	$616,134	$878,600

No allowance for inventories was made for the years ended December 31, 2009 and 2008.

11

DANDONG LONGSHENG HORTICULTURE TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND 2008

NOTE 7 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following as of December 31, 2009 and 2008:
	2009	2008
Machinery and equipment	$13,611	$13,577
Vehicle	24,571	24,510
Office equipment	6,924	5,345
Total costs	45,106	43,432
Less: Accumulated Depreciation	(8,224)	(3,338)
Total	$36,882	$40,094

Depreciation expense for the year ended December 31, 2009 and 2008 were $4,875 and $3,286, respectively.

NOTE 8 - RELATED PARTY TRANSACTIONS

As of December 31, 2009 and 2008, the Company has a payable balance of $411,833 and $1,571,292 due to the Company’s actual Chairman, Mr. Guang Zhao. These amounts due are generally unsecured, non-interest bearing and due upon demand.

For the year 2008, the company’s 100% sales were made to an affiliated Company Yichun Lindu Shanyeguo Development Company, which is owned by Mr. Guang Zhao, the Company’s Chairman and controlling shareholder.

NOTE 9 – INCOME TAXES

The Company is governed by the Income Tax Law of the People’s Republic of China concerning the private-run enterprises, which are generally subject to income tax at a statutory rate of 25% on net income reported after appropriated tax adjustments.

However, the Company is exempt from both income tax and value-added tax because it operates its business in the agriculture industry.  The Chinese government has long been encouraging and promoting agriculture-related businesses by offering tax exemption and many other incentives.

Reconciliation of the difference between the actual income tax rate and the effective tax rate computed by applying the related tax exemption for the operation of the periods presented as follows:

	For the years ended December 31,
	2009	2008
Statutory income tax rate	25%	25%
Tax exempt	(25)%	(25)%
Effective tax rate	0%	0%

12

DANDONG LONGSHENG HORTICULTURE TECHNOLOGY CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND 2008

NOTE 10 - SHAREHOLDERS’ EQUITY

The Company’s total registered capital is RMB100,000 as of March 13, 2008, equivalent of $14,059. The industry practice in PRC does not require the issuance of stock certificates to the shareholders, nor a third party transfer agent to maintain the records.  For the purpose of financial reporting, the Company elected to designate one (1) common share for each RMB contributed.  Accordingly, there were total 100,000 shares issued and outstanding for the years ended December 31, 2009 and 2008.

13

HONOUR BOND LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2010 and 2009

HONOUR BOND LIMITED
CONSOLIDATED FINANCIAL STATEMENTS

CONTENTS

1

HONOUR BOND LIMITED
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2010 (Unaudited)	2009
ASSETS
Current assets
Cash and cash equivalents	$106,115	$11,300
Accounts receivable, net
- affiliated company	3,670,999	3,670,409
- non-affiliated company	351,899	7,388
Other receivables, net	57,842	100,746
Advance to suppliers	289,756	3,861
Inventories, net	890,389	616,134
Prepaid expenses	805	19,452
Total current assets	5,367,805	4,429,290

Property, plant and equipment, net	37,592	36,882

TOTAL ASSETS	$5,405,397	$4,466,172

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$137,514	$158,541
Accrued expenses and other payables	132,747	50,217
Due to outside parties	117,026	117,007
Due to related parties	610,501	411,833

Total current liabilities	997,788	737,598

TOTAL LIABILITIES	997,788	737,598

STOCKHOLDERS’ EQUITY
Common stock, $0.1289 Par value; 10,000 shares authorized; 999 shares issued and outstanding	129	129
Additional Paid-in capital	15,221	13,930
Accumulated other comprehensive income	56,030	55,790
Retained earnings	4,336,229	3,658,725

TOTAL STOCKHOLDERS’ EQUITY	4,407,609	3,728,574

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,405,397	$4,466,172

The accompany notes are an integral part of these consolidated financial statements

2

HONOUR BOND LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

	For the three months ended March 31,
	2010	2009

Net revenues	$827,249	$-
Cost of goods sold	(116,890)	-

Gross profit	710,359	-

Operating expenses:
General and administrative expenses	(32,742)	(18,315)

Income from operations	677,617	(18,315)

Other income (expenses)
Interest income	12	31
Other expenses	(125)	(215)
Total other expenses	(113)	(184)

Income (loss) before income taxes	677,504	(18,499)

Income tax expense	-	-

Income (loss) from operations	677,504	(18,499)

Other comprehensive income	240	3,842

Comprehensive income (loss)	$677,744	$(14,657)

Basic and diluted earnings (loss) per share	$678	$(18)

Weighted average number of shares	999	999

The accompany notes are an integral part of these consolidated financial statements

3

HONOUR BOND LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

	For the three months ended March 31,
	2010	2009

Cash flows from operating activities:
Net income (loss)	$677,504	$(18,499)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation	1,345	1,204
Changes in operating assets and liabilities:
Accounts receivable	(344,509)	40,143
Inventories	(274,156)	(581,731)
Advance to suppliers	(285,894)	7,046
Prepaid expenses and other assets	61,571	(18,552)
Accounts payable	(21,053)	(350,833)
Accrued expenses and other current liabilities	82,522	3,564
Cash (used in) operating activities	(102,670)	(917,658)

Cash flows from investing activities:
Acquisition of property, plant & equipment	(2,048)	-
Net cash (used in) investing activities	(2,048)	-

Cash flows from financing activities:
Capital contribution	1,289	-
Receipts from related parties	198,602	528,252
Net cash provided by financing activities	199,891	528,252

Effect of exchange rate changes on cash	(358)	599

Net increase (decrease) in cash and cash equivalents	94,815	(388,807)

Cash and cash equivalents, beginning of the period	11,300	479,902

Cash and cash equivalents, ending of the period	$106,115	$91,095

SUPPLEMENTARY DISCLOSURE:

Interest paid	$-	$-
Income tax paid	$-	$-

The accompany notes are an integral part of these consolidated financial statements

4

HONOUR BOND LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

	Common Stock, Par value $0.1289
	Shares	Amount	Additional Paid-in capital	Accumulated other comprehensive income	Retained earnings	Total
Balance at December 31, 2008	999	$129	$13,930	47,823	2,999,970	$3,061,852

Foreign currency translation gain		-		3,842	-	3,842
Net income (Loss)		-		-	(18,499)	(18,499)

Balance at March 31, 2009	999	$129	$13,930	51,665	2,981,471	$3,047,195

Balance at December 31, 2009	999	129	13,930	55,790	3,658,725	3,728,574

Capital contribution			1,291			1,291
Foreign currency translation gain		-	-	240	-	240
Net income		-	-	-	677,504	677,504

Balance March 31, 2010	999	$129	$15,221	56,030	4,336,229	$4,407,609

The accompany notes are an integral part of these consolidated financial statements

5

HONOUR BOND LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Honour Bond Limited (the "Company" or "Honour ") is a corporation organized under the laws of Hong Kong Special Administrative Region (“HKSAR”) in January 2010 with registered capital of HKD 10,000 (approximately $1,289).

Honour is a holding company whose only asset, held through a 100% wholly owned subsidiary Shenzhen Zhihao Dongbo Technology Co., Ltd. (“Zhihao”), a limited liability company organized under the laws of the People’s Republic of China (“PRC”) in March 2010.  The Company does not conduct any substantive operations of its own, but conducts its primary business operations through Zhihao’s variable interest entity (“VIE”), Dandong Longsheng Horticulture Technology Co., Ltd.  (“Dandong Longsheng”) Dandong Longsheng was incorporated under the laws of the PRC in March 2008.

The Company, through Zhihao, has entered into certain exclusive agreements with Dandong Longsheng, which obligate the Company to absorb a majority of the risk of loss from Dandong LongSheng’s activities and entitle it to receive a majority of its residual returns. In addition, Dandong Longsheng 's shareholders have pledged their equity interest in Dandong Longsheng to Zhihao, irrevocably granted Zhihao an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Dandong Longsheng and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Zhihao. Through these contractual arrangements, the Company and Zhihao hold all the variable interests of Dandong Longsheng, and the Company and Zhihao have been determined to be the most closely associated with Dandong Longsheng. Therefore, the Company is the primary beneficiary of Dandong Longsheng.

Based on these contractual arrangements, the Company believes that Dandong Longsheng should be considered as a VIE  under ASC 810, "Consolidation of Variable Interest Entities, an Interpretation of ARB No.51", because the equity investors in Dandong Longsheng do not have the characteristics of a controlling financial interest and the Company through Zhihao is the primary beneficiary of Dandong Longsheng. Accordingly, the Company believes that Dandong Longsheng should be consolidated under ASC 810.

The VIE Agreements with our Chinese affiliate and its shareholder, which relate to critical aspects of our operations, may not be as effective in providing operational control as direct ownership.  In addition, these arrangements may be difficult and costly to enforce under PRC law.  Furthermore, our failure to perform our obligations under the VIE Agreements could give Dandong LongSheng the right to cease performance under or terminate the VIE Agreements and thereby deprive us of the economic benefit of the VIE Agreements from which we derive all of our revenues.  See “Risk Factors - Risks Relating to the VIE Agreements.”

The financial statements present the operations of Dandong Longsheng as if the aforementioned exclusive agreements between Zhihao and Dandong Longsheng had become effective as of the beginning of the first period presented.

The Company, along with its subsidiary and VIEs, is engaging in the cultivation and sales of blueberry seedlings with dominant operation in Dandong Liaoning, Northeastern China.

6

HONOUR BOND LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the amounts of revenues and expenses during the reporting periods.

Management makes these estimates using the best information available at the time the estimates are made.  However, actual results could differ materially from those results.

Risks and uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Foreign currency translation

The functional currency of the Company is the Chinese Renminbi (“RMB”). For financial reporting purposes, RMB has been translated into United States dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Income statement accounts are translated at the average rate of exchange prevailing for the period. Capital accounts are translated at their historical exchange rates when the capital transaction occurred. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income." Gains and losses resulting from foreign currency translation are included in accumulated other comprehensive income.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts receivable

Accounts receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible amounts, as needed.

The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debt percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate. The allowances for uncollectible amounts for the three months ended March 31, 2010 and the year ended December 31, 2009 are nil.

7

HONOUR BOND LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories

Inventories are stated at the lower of cost (determined on a weighted average basis) or market.  The management compares the cost of inventories with the fair market value and an allowance is made for writing down the inventories to fair market value, if lower than the cost. As of March 31, 2010 and December 31, 2010, the reserves for obsolete inventory are nil.

Revenue recognition

The Company recognizes sales in accordance with the United States Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition”.  The Company recognizes revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable and (iv) collection of the resulting receivable is reasonably assured.  Revenue is not recognized until title and risk of loss is transferred to the customer, which occurs upon delivery of goods, and objective evidence exists that customer acceptance provisions have been met.  Deposits or advance payments from customers prior to delivery of goods and passage of title of goods are recorded as advance from customers.

Property, plant and equipment

Property, plant and equipment are recorded at cost.  Gains or losses on disposals are reflected as gain or loss in the year of disposal.  The cost of improvements that extend the life of plant, property, and equipment are capitalized.  These capitalized costs may include structural improvements, equipment, and fixtures.  All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the following estimated useful lives of the assets:

	Estimated Useful Life	Residual value
Machinery and equipment	5-10 years	5%
Vehicle	10 years	5%

Impairment of long-lived assets

Long-lived assets, which include property, plant and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the assets. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

There was no impairment loss recorded for the three months ended March 31, 2010 and the year ended 2009.

8

HONOUR BOND LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentration of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and cash equivalents and accounts and other receivables. As of March 31, 2010, most of the Company's cash and cash equivalents were held by major banks located in the HKSAR which the Company's management believes are of high credit quality. With respect to accounts receivable, the Company conducts periodic reviews of its customers' financial condition and customer payment practices to minimize collection risk on accounts receivable.

Earnings per share

Earnings per share are calculated in accordance with the ASC 260, “Earnings per share.” Basic net earnings per share are based upon the weighted average number of common shares outstanding, but excluding shares issued as compensation that have not yet vested. Diluted net earnings per share are based on the assumption that all dilutive convertible shares and stock options were converted or exercised, and that all unvested shares have vested.  Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Income taxes

The Company accounts for income tax under the provisions of ASC 740,"Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, whenever necessary, against net deferred tax assets when it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company did not have any deferred tax asset or liabilities in the HKSAR tax jurisdiction for the three months ended March 31, 2010 and the year ended 2009.

All of the Honour’s operations are conducted in China.  Commencing January 1, 2008, the PRC’s new Enterprise Income Tax ("EIT") law replaced the laws for Domestic Enterprises ("DES") and Foreign Invested Enterprises ("FIEs"). The new standard EIT rate of 25% replaced the 33% rate formerly applicable to both DES and FIEs.

According to the PRC’s new Enterprise Income Tax, the Company is exempt from paying income taxes because it operates its business in the agriculture industry, which the government encourages and offers special incentives.

9

HONOUR BOND LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair values of financial instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable, advances to suppliers, other receivables, prepaid expenses, accounts payable, accrued expenses, and other loans payable. Management has estimated that the carrying amounts approximate their fair value due to the short-term nature.

Statement of cash flows

In accordance with ASC 230, "Statements of Cash Flows", cash flows from the Company’s operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent accounting pronouncements

In February 2010, FASB issued new standards in ASC 855, Subsequent Event. This amendment removes the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of GAAP. All of the amendments are effective upon issuance of the final update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010. The Company does not expect the adoption of this amendment to have a material impact on its consolidated financial statements.

In January 2010, FASB amended ASC 820 Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company has determined the adoption of this rule does not have a material impact on its financial statements.

In January 2010, FASB amended Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this rule to have a material impact on its financial statements.

10

HONOUR BOND LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable consists of trade receivables resulting from sales of products during the normal course of business. Accounts receivable as of March 31, 2010 and December 31, 2009 amounted to $4,022,898 and $3,677,797, net of allowance, respectively. The major account receivable is from an affiliated Company. The management considered all accounts receivable collectible and no allowance was made as of March 31, 2010 and December 31, 2009.  As of June 28, 2010, the affiliated Company paid back RMB 25,095,318, which is all the outstanding balance due to the Company.

The Accounts receivable has the following breakdown between affiliated Company and non-affiliated Company:

As of	March 31,	December 31,

	2010	2009
Accounts receivable
- from affiliated companies	$3,670,999	$3,670,409
- from outside companies	351,899	7,388
Less: Allowance for doubtful accounts	-	-
Accounts receivable, net	$4,022,898	$3,677,797

NOTE 4 – OTHER RECEIVABLES

Other receivables are mainly composed of advances to employees for the daily operation of business. Other receivables as of March 31, 2010 and December 31, 2009 amounted to $ 57,842 and $100,746, respectively.

NOTE 5 – INVENTORIES

Inventories consist of the following as of March 31, 2010 and December 31, 2009:

As of	March 31,	December 31,

	2010	2009
Raw material	$10,721	$8,732
Finished goods	210,372	174,077
Work in process	669,296	433,325
Total	$890,389	$616,134

No allowance for inventories was made as of March 31, 2010 and December 31, 2009.

11

HONOUR BOND LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following as of March 31, 2010 and 2009:

As of	March 31,	December 31,

	2010	2009
Machine Equipment	$13,613	$13,611
Vehicle	24,576	24,571
Office Equipment	8,973	6,924
Total costs	47,162	45,106
Less: Accumulated Depreciation	(9,570)	(8,224)
Total property, plant and equipment, net	$37,592	$36,882

Depreciation expense for the three months ended March 31, 2010 and 2009 were $1,345 and $1,204, respectively.

NOTE 7 - RELATED PARTY TRANSACTIONS

As of March 31, 2010 and December 31, 2009, the Company has a payable balance of $ 610,501 and $ 411,833 due to Mr. Guang Zhao.  These amounts due are generally unsecured, non-interest bearing and due upon demand.

For the year 2008, the company’s 100% sales were made to an affiliated Company Yichun Lindu Shanyeguo Development Company, which is owned by Mr. Guang Zhao, the Company’s Chairman and controlling shareholder.

NOTE 8 – INCOME TAX

As all of the Honour’s operations are conducted its wholly owned subsidiary Zhihao and its variable interest entity, Dandong Longsheng in China, those Companies are governed by the Income Tax Law of the PRC concerning the private-run enterprises, which are currently subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after appropriated tax adjustments.

However, the Company is exempt from both income tax and value-added tax because it operates its business in the agriculture industry. The Chinese government has long been encouraging and promoting agriculture-related businesses by offering tax exemption and many other incentives.

Reconciliation of the difference between the actual income tax rate and the effective tax rate computed by applying the related tax exemption for the operation of the periods presented as follows:

	2010	2009
US statutory rate	34%	34%
Tax rate difference	(9)%	(9)%
Effect of tax exempt	(25)%	(25)%
Tax per financial statements	0%	0%

12

HONOUR BOND LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

NOTE 9 - CONCENTRATION AND RISKS

(a) Concentration risk

A summary of the major clients who accounted for 10% or more of the Company’s sales are as follows:

	For the three months ended	For the three months ended
Major Clients' sales	March 31, 2010	March 31, 2009
Client A	279,651	-
Client B	247,439	-
Client C	153,876	-
Client D	146,284	-
Total	827,250	-

A summary of the major suppliers who provided 10% or more of the Company’s purchases are as follows:

	For the three months ended	For the three months ended
Major Suppliers	March 31, 2010	March 31, 2009
Supplier A	226,096	-
Supplier B	49,781	52,461
Supplier C	-	47,143
Supplier D	-	26,038
Others	27,761	85,214
Total	303,638	210,856

(b) Credit risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. The Company places its cash, cash equivalents with financial institutions that management believes are of high-credit ratings and quality.

The Company has not experienced significant losses from uncollectible accounts. The Company will continue to evaluate its collection experience and will provide for an allowance for doubtful accounts as appropriate.

(c) Foreign currency risk

A majority of the Company’s sales and expenses transactions and a significant portion of the Company’s assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

13

HONOUR BOND LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

NOTE 9 - CONCENTRATION AND RISKS (CONTINUED)

(d) Country and Political risk

The Company’s operations are all carried out in the PRC. Accordingly, The Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results of operations may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

14

IDCENTRIX, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JANUARY 31, 2010

	iDcentrix Inc.	HK Bond	Adjustments	Notes	Pro Forma
ASSETS

Current assets
Cash & cash equivalents	$-	$5,382			$5,382
Accounts receivable, net of allowance	-	3,831,815			3,831,815
Other receivables	-	215,792			215,792
Advance to suppliers	-	3,861			3,861
Inventory	-	705,164			705,164
Other assets	2,106	13,237			15,343
Total current assets	2,106	4,775,251			4,777,357

Property, plant and equipment, net	-	38,505			38,505

Total Assets	$2,106	$4,813,756			$4,815,862

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$6,096	$386,015	(6,096)	a	$386,015
Accrued expenses and other payables	-	47,933			47,933
Due to shareholders	-	411,851			411,851
Total current liabilities	6,096	845,799			845,799

Total Liabilities	6,096	845,799			845,799

Shareholders' equity
Common stock, $0.00001 par value; 100,000,000 shares authorized; 68,176,300 and 32,242,000 shares issued and outstanding at January 31, 2010 and January 31, 2009, respectively	682				682

Common stock, $0.1289 Par value; 10,000 shares authorized; 999 shares issued and outstanding		129	(129)	b	-
Additional paid-in capital	4,077,434	13,930	(4,075,881)	a,b	15,483
Accumulated other comprehensive income	-	30,977			30,977
Retained earnings (Accumulated deficits)	(4,082,106)	3,922,921	4,082,106	a,b	3,922,921

Total shareholders' equity	(3,990)	3,967,957			3,970,063

Total Liabilities and Shareholders' Equity	$2,106	$4,813,756			$4,815,862

1

IDCENTRIX, INC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JANUARY 31, 2010

	iDcentrix Inc.	HK Bond	Adjustments	Notes	Pro Forma

Revenues	$-	$5,309,482			$5,309,482

Cost of revenue	-	(1,339,742)			(1,339,742)

Gross profit	-	3,969,740			3,969,740

Selling, general and administrative expenses	(269,414)	(586,354)	269,414	a	(586,354)
Compensation to officer		(2,471,510)			(2,471,510)

Income from operations	(269,414)	911,876			911,876

Non-operating income (expenses):
Interest income	372	117	(372)	a	117
Other income		39			39
Other expenses	(713)	(15)	713	a	(15)

Total non-operating income (expenses)	(341)	141			141

Income before income taxes	(269,755)	912,017			912,017

Provision for income taxes	-	-			-

Net income (loss)	(269,755)	912,017			912,017

Other comprehensive item
Foreign currency translation income	-	-			-

Comprehensive income (loss)	$(269,755)	912,017			$912,017
					-
Weighted average number of common shares outstanding	41,837,004	10,000			41,837,004

Basic and diluted net loss per common share	$(0.01)	91.20	91.18	b	$0.02

2

IDCENTRIX, INC.
INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

On July 16, 2010, iDcentrix, Inc. (the “Company” or “iDcentrix’) acquired all of the outstanding capital stock of Honour Bond Limited ("Honour").  Honour is a holding company whose only asset is 100% of the registered capital of Shenzhen Zhihao Dongbo Technology Co., Ltd. (“Zhihao”), a limited liability company organized under the laws of the People’s Republic of China.  Substantially all of Honour’s operations are conducted in China though Zhihao, and through contractual arrangements with Zhihao’s consolidated affiliated entity in China, Dandong Longsheng Horticulture Technology Co., Ltd (“Dandong Longsheng”). Dandong Longsheng is a blueberry cultivating company with operations in Dandong Liaoning, Northeastern China.

Before the share exchange, the Company had 68,176,300 shares issued and outstanding as of January 31, 2010 and on June 1, 2010, the Company effected a one for two hundred eighty-four (1:284) reverse stock split. The Company had 68,176,300 shares of common stock outstanding immediately prior to the reverse stock split and 240,130 shares of common stock outstanding immediately after the reverse stock split and immediately before the reverse merger with Honour.  In connection with the reverse merger, the Company issued 49,870,814 shares of its common stock, in exchange for all the shares of the capital stock of Honour (the “Share Exchange”).  Upon completion of the Share Exchange, the shareholders of Honour owned approximately 99.74% of the common stock of the Company.

Anticipated Accounting Treatment of the Acquisition Transaction

For accounting purposes, the transaction is being accounted for as a reverse merger, since the stockholders of Honour will own a majority of the issued and outstanding shares of common stock of the Company, and the director and executive officer of Honour became the director and executive officer of the Company. This acquisition is being accounted for at historical cost in a manner similar to that in pooling of interests method since the former stockholders of Honour acquired a majority of the outstanding shares of the Company. The historical financial statements will be those of Honour.

The accompanying unaudited pro forma condensed consolidated balance sheet has been presented with consolidated subsidiaries at January 31, 2010 and the unaudited pro forma condensed consolidated statement of income for the year ended January 31, 2010 has been presented as if the acquisition had occurred.

3

IDCENTRIX, INC.
INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

You are being provided this information to aid in your analysis of the financial aspects of the merger. This information has been derived from the unaudited financial statements of Honour as of and for the year ended January 31, 2010 and the audited financial statements of iDcentrix for the respective periods. The pro forma adjustments are based on available information and assumptions that are believed to be reasonable. The unaudited pro forma condensed financial information does not represent the results of operations that would have occurred had such transactions been consummated on the dates indicated or the financial position for any future date or period. Honour and iDcentrix do not assume any responsibility for the accuracy or completeness of the information provided by the other party. This information should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

4

IDCENTRIX, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet as of January 31, 2010 and the unaudited pro forma condensed consolidated statement of income for the year ended January 31, 2010 to reflect the acquisition of Honour Bond Limited by the Company:

a.	To record the payment of the Company’s liabilities prior to closing;

b.	These adjustments reflect the recapitalization as a result of the transactions related to the share exchange.

5